As filed with the Securities and Exchange Commission on May 21, 2026.
Registration Statement No. 333-295414
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7370	87-2306185
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1177 West Loop South, Suite 1310
Houston, Texas 77027
(832) 402-1051
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark Walker
Chairman and Chief Executive Officer
Keith Smith
President
Direct Digital Holdings, Inc.
1177 West Loop South, Suite 1310
Houston, Texas 77027
(832) 402-1051
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Stephen E. Older, Esq.
Andrew J. Terjesen, Esq.
McGuireWoods LLP
1251 Avenue of the Americas, 20th Floor
New York, NY 10020
(212) 548-2100
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 21, 2026
PRELIMINARY PROSPECTUS
Up to 20,000,000 Shares of Class A Common Stock
This prospectus relates to the resale by Roth Principal Investments LLC (“Roth Principal Investments” or the “Selling Stockholder”) from time to time, of up to 20,000,000 shares of our Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”).
The shares of Class A Common Stock being offered by the Selling Stockholder may be purchased pursuant to a Class A Common Stock Purchase Agreement, dated April 28, 2026, that we entered into with Roth Principal Investments (the “Purchase Agreement”). The shares being offered for resale by this prospectus consist of up to 20,000,000 shares of Class A Common Stock that we may, in our sole discretion, elect to issue and sell to Roth Principal Investments, from time to time after the date of this prospectus, pursuant to (and limited by the terms of) the Purchase Agreement. See “The Committed Equity Facility” for a description of the Purchase Agreement and “The Selling Stockholder” for additional information regarding Roth Principal Investments. The prices at which Roth Principal Investments may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of Class A Common Stock by the Selling Stockholder. As of the date of this prospectus, we have not yet sold any shares of Class A Common Stock that are the subject of this prospectus to Roth Principal Investments under the Purchase Agreement. We may receive up to $50,000,000 aggregate gross proceeds (subject to certain limitations) under the Purchase Agreement from any sales we make to Roth Principal Investments pursuant to the Purchase Agreement.
Our registration of the resale of the securities covered by this prospectus does not mean that Roth Principal Investments will offer or sell any of the Class A Common Stock. Subject to the terms of the Purchase Agreement, the Selling Stockholder may sell or otherwise dispose of the shares of Class A Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest)” for more information about how the Selling Stockholder may sell or otherwise dispose of the shares of Class A Common Stock the offering of which is being registered pursuant to this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).
The Selling Stockholder will pay all brokerage fees and commissions and similar expenses related to the resale of the securities described herein. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the offering of the shares of Class A Common Stock, including legal and accounting fees. See “Plan of Distribution (Conflict of Interest).” We have also engaged Digital Offering, LLC to act as a “qualified independent underwriter” in this offering and have agreed to pay their fees for such services.
We are a “smaller reporting company” and an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”
Our shares of Class A Common Stock are listed on the Nasdaq Capital Market under the symbol “DRCT.” On May 20, 2026, the closing sale price of our Class A Common Stock was $3.50 per share.
Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 16 of this prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus, to read about factors to consider before purchasing our securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is              , 2026.

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the Selling Stockholder have authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Stockholder take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.
i

ABOUT THIS PROSPECTUS
We have not, and the Selling Stockholder has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and neither we nor the Selling Stockholder take any responsibility for any other information that others may give you. The Selling Stockholder is offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than those being offered in this registered transaction.
You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus relates to the resale of our Class A Common Stock by the Selling Stockholder. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Class A Common Stock by the Selling Stockholder, although we will receive proceeds from sales of our Class A Common Stock to Roth Principal Investments that we may make pursuant to the Purchase Agreement, as described in this prospectus. Before buying any of our Class A Common Stock, you should carefully read this prospectus, any supplement to this prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
References to the “Company,” “Direct Digital,” “Direct Digital Holdings,” “DDH,” “we,” “us,” “our” and similar terms in this prospectus are to Direct Digital Holdings, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.
On April 27, 2026, we effected a 4-to-1 reverse stock split of all classes of our issued and outstanding common stock, without any change to the par value, and our Class A Common Stock began trading on a post-reverse stock split basis. All share and per share amounts in this prospectus have been adjusted to reflect the 4-to-1 reverse stock split; however, common stock share and per share amounts in certain documents incorporated by reference herein have not been adjusted to give effect to the 4-to-1 reverse stock split.

CERTAIN DEFINITIONS
Unless the context requires otherwise, references in this Registration Statement to:
•the “Company,” “Direct Digital,” “Direct Digital Holdings,” “DDH,” “we,” “us” and “our” refer to Direct Digital Holdings, Inc., and, unless otherwise stated, all of its subsidiaries, including Direct Digital Holdings, LLC, which we refer to as “DDH LLC,” and, unless otherwise stated, its subsidiaries.
•“Colossus Media” refers to Colossus Media, LLC, the sell-side marketing platform of our business acquired by the Company in 2018, operating under the trademarked banner of Colossus SSP™.
•“DDH LLC” refers to Direct Digital Holdings LLC, a Texas limited liability company jointly owned by the Company and DDM (as defined below).
•“DDM” refers to Direct Digital Management, LLC, a Delaware limited liability company indirectly owned by Mark Walker, our Chairman and Chief Executive Officer, and Keith Smith, our President, which entity owns LLC Units (as defined below) and which also holds noneconomic shares of Class B Common Stock of DDH. DDM may exchange or redeem its LLC Units for shares of our Class A Common Stock together with a cancellation of the same number of its shares of Class B Common Stock.
•“Huddled Masses®” refers to Huddled Masses, LLC, a buy-side advertising and marketing service provider acquired by the Company in 2018.
•“LLC Units” refers to (i) economic nonvoting units in DDH LLC held by us and DDM and (ii) noneconomic voting units in DDH LLC, 100% of which are held by us.
•“Orange 142®” refers to Orange142, LLC, a buy-side advertising and marketing service provider acquired by the Company in 2020.
•“Tax Receivable Agreement” refers to the tax receivable agreement by and among Direct Digital Holdings, DDH LLC and DDM.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information in our filings with the SEC.
Company Overview
We are an end-to-end, full-service advertising and marketing platform primarily focused on providing advertising technology, data-driven campaign optimization and other solutions to help brands, agencies and middle market businesses deliver successful marketing results that drive return on investment ("ROI") across the entire digital advertising ecosystem. Direct Digital Holdings, Inc., incorporated as a Delaware corporation on August 23, 2021, and headquartered in Houston, Texas, is the holding company for DDH LLC, the business formed by our founders in 2018 through the acquisitions of Colossus Media and Huddled Masses. Colossus Media operates our proprietary programmatic platform (“SSP”) operating under the trademarked banner of Colossus SSP™. In September 2020 DDH LLC acquired Orange 142® to further bolster its overall programmatic advertising platform and to enhance its offerings across multiple industry verticals. In February 2022, we completed our initial public offering and certain organizational transactions which resulted in our current structure. In October 2024, we announced the unification of our buy-side businesses, Orange 142® and Huddled Masses.
During the first quarter of 2026, we shifted our focus to driving intentional digital marketing spend with current and future customers historically classified by our buy-side customers as well as new enterprise customers accessing the digital advertising market through our recently launched product - Ignition+. In connection with this shift in focus, we reassessed our reportable segments and determined that we have one reportable segment that is managed on a consolidated basis – digital advertising. The new focus to streamline operations is expected to enhance the customer experience and better reflects the economics of our current business where revenues reflect primarily contracts for managed advertising campaigns which may or may not access curated publisher audiences managed by our sell side platform.
We provide technology-enabled advertising solutions and consulting services to clients either through multiple leading demand side platforms (“DSPs”) or through our own programming platform (Colossus SSP™), across multiple industry verticals such as travel and tourism, higher education, energy, healthcare, financial services, consumer products and other sectors with particular emphasis on small and mid-sized businesses transitioning into digital with growing digital media budgets. In the digital advertising space, buyers, particularly small and mid-sized businesses, can potentially achieve significantly higher ROI on their advertising spend compared to traditional media advertising by leveraging data-driven over-the-top/connected TV (“OTT/CTV”), video and display, in-app, native including programmatic, search, social, influencer marketing and audio advertisements that are delivered both at scale and on a highly targeted basis.
The Committed Equity Facility
On April 28, 2026, we entered into the Purchase Agreement and a related registration rights agreement, dated as of April 28, 2026 (the “Registration Rights Agreement”), with Roth Principal Investments. On May 18, 2026, we entered into a letter agreement (the “Letter Agreement”) with Roth Principal Investments, whereby Roth Principal Investments agreed to reimburse us for our expenses in connection with each Purchase (as defined in the Purchase Agreement) in the amount of 0.6% of the volume weighted average price of the Class A Common Stock (the “VWAP”) for such Purchase. The terms of the Purchase Agreement remain otherwise unchanged.
Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, we have the right, in our sole discretion, to sell to Roth Principal Investments up to $50,000,000 of shares of our Class A Common Stock (subject to certain limitations contained in the Purchase Agreement), from time to time after the date of this prospectus and during the term of the Purchase Agreement through a Market Open Purchase, one or more Intraday Purchases, one or more Pre-Market Purchases and/or one or more Post-Market Purchases on any Purchase Date (each term as defined below). Sales of Class A Common Stock pursuant to the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act, the offer and resale by Roth Principal Investments of up to 20,000,000 shares of Class A Common Stock (the “Purchase Shares”) that we may, in our sole discretion, elect to sell to Roth Principal Investments, from time to time from and after the Commencement Date (defined below) pursuant to the Purchase Agreement.
Upon the initial satisfaction of each of the conditions to Roth Principal Investments’ purchase obligations set forth in the Purchase Agreement (the initial satisfaction of all of such conditions, the “Commencement”), none of which are within Roth Principal Investments’ control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months (unless the Purchase Agreement is earlier terminated), beginning on the date on which the Commencement occurs (such date, the “Commencement Date” and such period, the “Commitment Period”), to direct Roth Principal Investments to purchase a specified number of shares of Class A Common Stock (each, a “Market Open Purchase”), not to exceed the lesser of (such lesser number of shares, the “Market Open Purchase Maximum Amount”): (i) 2,000,000 shares of Class A Common Stock and (ii) up to a certain percentage (not to exceed 25.0%), which we will specify in the applicable Market Open Purchase Notice (as defined below) for such Market Open Purchase (such specified percentage, the “Market Open Purchase Percentage”), of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Market Open Purchase Valuation Period (as defined below) for such Market Open Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted as necessary to give effect to the applicable Market Open Purchase Maximum Amount as set forth in the Purchase Agreement, the “Market Open Purchase Share Amount”), by timely delivering written notice of such Market Open Purchase to Roth Principal Investments (each, a “Market Open Purchase Notice”) prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (a) the closing sale price of our Class A Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than a threshold price of $0.50 (the “Threshold Price”), and (b) all shares of Class A Common Stock subject to all prior Purchases effected by us under the Purchase Agreement (as applicable) have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement. Each notice provided by us to Roth Principal Investments relating to the sale of Purchase Shares is defined herein as a “Purchase Notice”.
The per share purchase price that Roth Principal Investments is required to pay for shares of Class A Common Stock in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the VWAP, calculated in accordance with the Purchase Agreement, for the period (the “Market Open Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of (i) 3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date, (ii) such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable share volume maximum amount for such Market Open Purchase (the “Market Open Purchase Share Volume Maximum”), calculated by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase, and (iii) if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a “limit order discontinue election” (a “Limit Order Discontinue Election”) shall apply to such Market Open Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such Market Open Purchase specified by us in the Market Open Purchase Notice for such Market Open Purchase, or if we do not specify a minimum price threshold in such Market Open Purchase Notice, a price equal to 75.0% of the closing sale price of the Class A Common Stock on the trading day immediately prior to the applicable Purchase Date for such purchase (the “Minimum Price Threshold”), less a fixed discount to the VWAP for such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) at an effective rate of 7.4% after giving effect to the reimbursement of our expenses in connection with such Purchase pursuant to the Letter Agreement.
Under the Purchase Agreement, for purposes of calculating the volume of shares of Class A Common Stock traded during a Market Open Purchase Valuation Period, as well as the VWAP for a Market Open Purchase Valuation Period, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a “limit order continue election” (a “Limit Order Continue Election”), rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.
From and after the Commencement Date, in addition to Market Open Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date, whether or not a Market Open Purchase is effected on such Purchase Date, a specified number of shares of Class A Common Stock (each, an “Intraday Purchase”), not to exceed the lesser of (such lesser number of shares, the “Intraday Purchase Maximum Amount”): (i) 2,000,000 shares of Class A Common Stock and (ii) up to a certain percentage (not to exceed 25.0%), which we will specify in the applicable Intraday Purchase Notice (as defined below) for such Intraday Purchase (such specified percentage, the “Intraday Purchase Percentage”), of the total aggregate volume of shares of our Class A Common Stock traded on Nasdaq during the applicable “Intraday Purchase Valuation Period” (determined in a similar manner as the Market Open Purchase Valuation Periods for a Market Open Purchase) for such Intraday Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount as set forth in the Purchase Agreement, the “Intraday Purchase Share Amount”), by the delivery to Roth Principal Investments of an irrevocable written purchase notice for such Intraday Purchase, after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date as such applicable Intraday Purchase, if applicable, have ended), and prior to 2:00 p.m., New York City time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as (i) the closing sale price of the Class A Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.
The per share purchase price for the shares of Class A Common Stock that we elect to sell to Roth Principal Investments in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same effective 7.4% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different Intraday Purchase Valuation Periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.
From and after the Commencement Date, in addition to Market Open Purchases and Intraday Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date, whether or not a Market Open Purchase is effected on such Purchase Date, a specified number of shares of Class A Common Stock (each, a “Pre-Market Purchase”), not to exceed the lesser of (such lesser number of shares, the “Pre-Market Purchase Maximum Amount”): (i) 1,000,000 shares of Class A Common Stock and (ii) up to a certain percentage (not to exceed 20.0%), which we will specify in the applicable

Pre-Market Purchase Notice (as defined below) for such Pre-Market Purchase (such specified percentage, the “Pre-Market Purchase Percentage”), of the total aggregate volume of shares of our Class A Common Stock traded on Nasdaq during the applicable “Pre-Market Purchase Valuation Period” (determined in a similar manner as the Market Open Purchase Valuation Periods for a Market Open Purchase) for such Pre-Market Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Pre-Market Purchase Maximum Amount as set forth in the Purchase Agreement, the “Pre-Market Purchase Share Amount”), by the delivery to Roth Principal Investments of an irrevocable written purchase notice for such Pre-Market Purchase, after 7:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Pre-Market Purchase Valuation Period for the most recent prior Pre-Market Purchase effected on the same Purchase Date as such applicable Pre-Market Purchase, if applicable, have ended), and prior to 8:30 a.m., New York City time, on such Purchase Date (each, a “Pre-Market Purchase Notice”), so long as (i) the closing sale price of the Class A Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Pre-Market Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Pre-Market Purchase, have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.
The per share purchase price for the shares of Class A Common Stock that we elect to sell to Roth Principal Investments in a Pre-Market Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same effective 7.4% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Pre-Market Purchase effected on a Purchase Date will be calculated over different Pre-Market Purchase Valuation Periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.
From and after the Commencement Date, in addition to Market Open Purchases, Intraday Purchases and Pre-Market Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date, whether or not a Market Open Purchase is effected on such Purchase Date, a specified number of shares of Class A Common Stock (each, a “Post-Market Purchase”), not to exceed the lesser of (such lesser number of shares, the “Post-Market Purchase Maximum Amount”): (i) 1,000,000 shares of Class A Common Stock and (ii) up to a certain percentage (not to exceed 20.0%), which we will specify in the applicable Post-Market Purchase Notice (as defined below) for such Post-Market Purchase (such specified percentage, the “Post-Market Purchase Percentage”), of the total aggregate volume of shares of our Class A Common Stock traded on Nasdaq during the applicable “Post-Market Purchase Valuation Period” (determined in a similar manner as the Market Open Purchase Valuation Periods for a Market Open Purchase) for such Post-Market Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Post-Market Purchase Maximum Amount as set forth in the Purchase Agreement, the “Post-Market Purchase Share Amount”), by the delivery to Roth Principal Investments of an irrevocable written purchase notice for such Post-Market Purchase, after 4:05 p.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Post-Market Purchase Valuation Period for the most recent prior Post-Market Purchase effected on the same Purchase Date as such applicable Post-Market Purchase, if applicable, have ended), and prior to 5:00 p.m., New York City time, on such Purchase Date (each, a “Post-Market Purchase Notice”), so long as (i) the closing sale price of the Class A Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Post-Market Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Post-Market Purchase, have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.
The per share purchase price for the shares of Class A Common Stock that we elect to sell to Roth Principal Investments in a Post-Market Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same effective 7.4% discount to the applicable

VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Post-Market Purchase effected on a Purchase Date will be calculated over different Post-Market Purchase Valuation Periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.
There is no upper limit on the price per share that Roth Principal Investments could be obligated to pay for the Class A Common Stock we may elect to sell to it in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase or Post-Market Purchase under the Purchase Agreement. In the case of Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Class A Common Stock to be purchased by Roth Principal Investments in a Purchase, or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase, in each case, will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.
We will control the timing and amount of any sales of Class A Common Stock to Roth Principal Investments that we may elect, in our sole discretion, to effect from time to time from and after the Commencement Date and during the term of the Purchase Agreement. Actual sales of shares of Class A Common Stock to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Class A Common Stock and determinations by us as to the appropriate sources of funding for our company’s business and operations. The Company has no obligation to sell any shares to Roth Principal Investments, and Roth Principal Investments is obligated to purchase shares only as directed by the Company and subject to the terms and conditions of the Purchase Agreement.
Under the applicable Nasdaq rules, in no event may we issue to Roth Principal Investments under the Purchase Agreement more than 140,178 shares of Class A Common Stock, which number of shares is equal to 19.99% of the shares of Class A Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Roth Principal Investments for all of the shares of Class A Common Stock that we direct Roth Principal Investments to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $2.45 (representing the lower of (a) the official closing price of our Class A Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Class A Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, as adjusted in accordance with applicable Nasdaq rules), so that the Exchange Cap limitation will not apply to issuances and sales of Class A Common Stock pursuant to the Purchase Agreement.
Moreover, we may not issue or sell any shares of Class A Common Stock to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other shares of Class A Common Stock then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning more than 4.99% of the outstanding shares of Class A Common Stock (the “Beneficial Ownership Limitation”).
The net proceeds to us from sales that we elect to make to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Class A Common Stock to Roth Principal Investments. We expect that any proceeds received by us from such sales of Class A Common Stock to Roth Principal Investments will be used for working capital and general corporate purposes.
There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our

Class A Common Stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Class A Common Stock or any securities exercisable, exchangeable or convertible into Class A Common Stock at a future determined price.
Roth Principal Investments has agreed that none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments will engage in or effect, directly or indirectly, for Roth Principal Investments’ own account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sales of the Class A Common Stock or hedging transaction that establishes a net short position in the Class A Common Stock during the term of the Purchase Agreement.
The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the Commencement Date, (ii) the date on which Roth Principal Investments shall have purchased from us under the Purchase Agreement shares of Class A Common Stock for an aggregate gross purchase price of $50,000,000, (iii) the date on which the Class A Common Stock shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors.
We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five (5) Trading Days’ prior written notice to Roth Principal Investments. We and Roth Principal Investments may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither we nor Roth Principal Investments may assign or transfer any of our respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or Roth Principal Investments.
As consideration for Roth Principal Investments’ commitment to purchase shares of Class A Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we paid to Roth Principal Investments a cash “structuring fee” of $25,000 (the “Structuring Fee”), prior to our execution of the Purchase Agreement.
In addition, we have agreed to reimburse Roth Principal Investments for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement in an amount equal to $75,000 (the “Initial Legal Fee Reimbursement Amount”), upon our execution of the Purchase Agreement and Registration Rights Agreement. We have also agreed to reimburse Roth Principal Investments up to $7,500 per fiscal quarter (the “Additional Investor Legal Fee Reimbursement Amount”) for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with quarterly and annual bring-down due diligence investigations and related matters as contemplated by the Purchase Agreement.
The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.
Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase or Post-Market Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable valuation period on the applicable Purchase Date for such Purchase (as the case may be), as of the date of this prospectus, we cannot determine the actual purchase price per share that Roth Principal Investments will be required to pay for any Purchase Shares that we may elect to sell to Roth Principal Investments under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to Roth Principal Investments under the Purchase Agreement from and after Commencement. As of May 13, 2026, there were 701,243 shares of our Class A Common Stock outstanding, of which 695,397 shares were held by non-affiliates of our company. If all of the 20,000,000 shares of Class A Common Stock offered for resale by Roth Principal Investments under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 96.6% of the total number of outstanding shares of Class A Common Stock and approximately 96.6% of the total number of outstanding shares of Class A Common Stock held by non-affiliates of our company, in each case as of May 13, 2026.
Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Class A Common Stock to Roth Principal Investments, only 20,000,000 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. At an assumed purchase price per share of $2.45, representing the closing sale price of our Class A Common Stock on Nasdaq immediately prior to the execution of the Purchase Agreement, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would not be sufficient to enable us to receive the full $50,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our Class A Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Class A Common Stock for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $50,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement. Moreover, to the extent that the Exchange Cap remains applicable to issuances and sales of our Class A Common Stock under the Purchase Agreement, if we elect to issue and sell to Roth Principal Investments more shares of Class A Common Stock than the Exchange Cap (or 140,178 shares of Class A Common Stock) under the Purchase Agreement, which we have the right, but not the obligation, to do, we must first obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Class A Common Stock in addition to the 20,000,000 shares of Class A Common Stock being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.
Nasdaq Compliance Status.
On November 7, 2025, we received a decision (the “Panel Decision”) from the Nasdaq Hearings Panel (the “Panel”) regarding our continued listing on Nasdaq. The Panel Decision indicated that we had evidenced compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”) and, as such, that matter had been closed. However, the Panel Decision indicated that we would remain subject to a discretionary Panel Monitor pursuant to Listing Rule 5815(d)(4)(A) (the “Panel Monitor”) with respect to the Stockholders’ Equity Rule for a period of one year from the date of the Panel Decision.
The Panel Decision also indicated that the Panel had granted us an exception through January 30, 2026, to demonstrate compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). On January 12, 2026, we effected a 55-to-1 reverse stock split of all classes of our common stock, including the Class A Common Stock listed on The Nasdaq Capital Market, which was intended to bring us into compliance with the Bid Price Rule. On February 12, 2026, we were notified by Nasdaq that we had evidenced compliance with the Bid Price Rule, due to the closing bid price for our Class A Common Stock having closed at or above $1.00 per share for over 20 consecutive business days (the “Compliance Notice”).
The Compliance Notice also indicated that we would remain subject to a Panel Monitor with respect to the Bid Price Rule for a period of one year from the date of the Compliance Notice. Under the terms of the Panel Monitor, if Nasdaq determines that we fail any listing standard during the one-year monitoring period, then, notwithstanding Rule 5810(c)(2), we will not be permitted to provide Nasdaq with a plan of compliance with respect to any deficiency that arises during the one-year monitoring period.

In addition, Nasdaq will not be permitted to grant additional time for us to regain compliance with respect to any deficiency, nor will we be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Rather, Nasdaq will promptly issue a Staff Delisting Determination Letter.
On April 2, 2026, we received a Staff Delisting Determination Letter from Nasdaq, notifying us that we were once again not in compliance with the Stockholders’ Equity Rule, nor are we in compliance with either of the alternative listing standards, market value of listed securities of at least $35 million or net income of $500,000 from continuing operations in the most recently completed fiscal year, in two of the three most recently completed fiscal years. Our failure to comply with the Stockholders’ Equity Rule was based on the filing of our Annual Report on Form 10-K for the year ended December 31, 2025, reporting a stockholders’ deficit of ($7.0 million). We requested a hearing before the Panel, which was granted and was held on May 12, 2026. The hearing request automatically stayed any suspension or delisting action at least pending the hearing and the expiration of any additional extension period that may be granted by the Panel following the hearing.
On April 23, 2026, we received an Additional Staff Delisting Determination Letter from Nasdaq, notifying us that we were not in compliance with the Bid Price Rule based on our closing bid price being lower than $1.00 per share for thirty (30) consecutive business days. In order to regain compliance with the Bid Price Rule, we implemented a 4-to-1 reverse stock split effective April 27, 2026. As of the date of this prospectus, our closing bid price has exceeded $1.00 per share for more than ten (10) consecutive trading days, which we believe demonstrates compliance with the Bid Price Rule. In order to evidence compliance with the Bid Price Rule, we must provide evidence of a closing bid price of at least $1.00 per share for a minimum of ten, but generally not more than twenty consecutive trading days.
We are awaiting a formal determination from Nasdaq, which could take up to thirty days, that we have regained compliance with the Bid Price Rule as well as the Panel’s response to our request for an extension period to comply with the Stockholders’ Equity Rule. There can be no assurance that the Panel will determine to continue our listing or that we will be able to evidence compliance with the applicable listing criteria within any extension period that may be granted by the Panel. We intend to take all reasonable measures available to regain compliance with the Stockholders’ Equity Rule and remain listed on Nasdaq. Our noncompliance has no immediate effect on the listing or trading of our Class A Common Stock, which will continue to trade on The Nasdaq Capital Market under the symbol “DRCT.”
Company and Other Information
Our principal executive office is located at 1177 West Loop South, Suite 1310, Houston, Texas 77027. Our telephone number is (832) 402-1051.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may remain an emerging growth company until December 31, 2027, or until such earlier time as we have more than $1.235 billion in annual revenue, we become a “large accelerated filer” under SEC rules, or we issue more than $1 billion of non-convertible debt over a three-year period. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies.
These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all of these exemptions until such time as we are no longer an emerging growth company.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $250 million. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than

$700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not applicable to a smaller reporting company.
Available Information
Our main internet address is www.directdigitalholdings.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at www.sec.gov.

THE OFFERING

Issuer	Direct Digital Holdings, Inc.

Shares of Class A Common Stock Being Offered by the Selling Stockholder Pursuant to this Prospectus	Up to 20,000,000 shares of Class A Common Stock that we may sell and issue to Roth Principal Investments from time to time under the Purchase Agreement.

Class A Common Stock Outstanding prior to the Commencement of Sales to Roth Principal Investments of the 20,000,000 Shares covered by this Prospectus(1)	701,243 shares of Class A Common Stock

Terms of the Offering	The Selling Stockholder will determine when and how it will sell the shares of Class A Common Stock offered in this prospectus, as described in the “Plan of Distribution (Conflict of Interest).”

Use of Proceeds
We will not receive any proceeds from the sale of shares of our Class A Common Stock by Roth Principal Investments pursuant to this prospectus. All proceeds from the sale of the shares of Class A Common Stock will be for the account of the Selling Stockholder. We may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales of shares of our Class A Common Stock we make to Roth Principal Investments pursuant to the Purchase Agreement after the Commencement. We intend to use any net proceeds that we receive under the Purchase Agreement to reduce our outstanding debt, if required by the Company’s debt agreements, and for general corporate purposes. It is possible that we will not issue any shares under the Purchase Agreement. See “Use of Proceeds” on page 19 of this prospectus for more information.

Conflict of Interest
Roth Principal Investments is an affiliate of Roth Capital Partners, LLC (“RCP”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). RCP will act as an executing broker that will effectuate resales of our Class A Common Stock that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering.
Because Roth Principal Investments will receive all the net proceeds from such resales of our Class A Common Stock made to the public through RCP, RCP is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Digital Offering, LLC, a registered broker-dealer and FINRA member (“Digital Offering”), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto.

Roth Principal Investments has agreed to pay directly to Digital Offering a cash fee of $50,000, as consideration for its services in connection with acting as the qualified independent underwriter in this offering, with such amount to be reimbursed by the Company on or prior to the Commencement Date. We have also agreed to reimburse Digital Offering up to $5,000 in the aggregate for its reasonable and documented out-of-pocket expenses in connection with acting as the qualified independent underwriter in this offering. Digital Offering will receive no other compensation for acting as the qualified independent underwriter in this offering.

In accordance with FINRA Rule 5121, RCP is not permitted to sell shares of our Class A Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution (Conflict of Interest).”

Risk Factors
An investment in our Class A Common Stock involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page 16 of this prospectus before making an investment in our Class A Common Stock.

Stock Exchange Listing	Our Class A Common Stock is listed and traded on the Nasdaq Capital Market under the symbol “DRCT”.
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(1)The number of shares of Class A Common Stock is based on 701,243 shares outstanding as of May 13, 2026, and excludes:
•3,067 shares of Class A Common Stock issuable upon the exercise of outstanding options at a weighted average exercise price of $394.85 per share;
•1,705 shares of Class A Common Stock issuable upon the vesting of outstanding restricted stock units; and
•4,364 shares of Class A Common Stock reserved for future issuance under our 2022 Omnibus Incentive Plan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of the federal securities laws and which are subject to certain risks, trends and uncertainties. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, under “Part II, Item 1A—Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and elsewhere in this prospectus, including the documents that we incorporate by reference.
The forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions.
Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements. We believe these factors include, but are not limited to, the following:
•the restrictions and covenants imposed upon us by our credit facilities;
•the substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing;
•our ability to secure additional financing to meet our capital needs;
•our ability to maintain compliance with the listing standards of the Nasdaq Capital Market;
•our ability to realize the benefits of our strategic shift to focusing on driving digital marketing spend among buy-side and new enterprise customers.
•any significant fluctuations caused by our high customer concentration;
•risks related to non-payment by our clients;
•reputational and other harms caused by our failure to detect advertising fraud;
•operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems;
•restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness;
•unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation;
•our failure to manage our growth effectively;
•the difficulty in identifying and integrating any future acquisitions or strategic investments;

•any changes or developments in legislative, judicial, regulatory or cultural environments related to information collection, use and processing;
•challenges related to our buy-side clients that are destination marketing organizations and that operate as public/private partnerships;
•any strain on our resources or diversion of our management’s attention as a result of being a public company;
•the intense competition of the digital advertising industry and our ability to effectively compete against current and future competitors;
•any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems;
•as a holding company, we depend on distributions from Direct Digital Holdings, LLC (“DDH LLC”) to pay our taxes, expenses (including payments under the Tax Receivable Agreement) and any amount of any dividends we may pay to the holders of our common stock;
•any failure by us to maintain or implement effective internal controls or to detect fraud; and
•other factors and assumptions discussed in this prospectus under “Risk Factors,” and elsewhere in this prospectus or the documents that we incorporate by reference herein.
Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this prospectus to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

RISK FACTORS
An investment in our Class A Common Stock involves a high degree of risk. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. Before making an investment decision, you should carefully consider the risks described below, as well as the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and in the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which we have incorporated herein by reference. The impacts of the contingencies contemplated by these risks could materially adversely affect our business, financial condition or results of operations. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements,” where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.
Risks Related to this Offering and Ownership of Our Class A Common Stock
The sale or issuance of our Class A Common Stock to Roth Principal Investments may cause dilution and the sale of the shares of Class A Common Stock acquired by Roth Principal Investments, or the perception that such sales may occur, could cause the price of our Class A Common Stock to decrease.
On April 28, 2026, we entered into the Purchase Agreement with Roth Principal Investments, pursuant to which Roth Principal Investments has committed to purchase up to $50,000,000 of our Class A Common Stock.
The shares of our Class A Common Stock that may be issued under the Purchase Agreement may be sold by us to Roth Principal Investments at our discretion from time to time over the 36-month period following the Commencement (such date on which all of such conditions are satisfied, the “Commencement Date”). The purchase price for the shares that we may sell to Roth Principal Investments under the Purchase Agreement will fluctuate based on the price of our Class A Common Stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Class A Common Stock to decrease.
We have the right to control the timing and amount of any future sales of our shares to Roth Principal Investments, subject to certain limitations set forth in the Purchase Agreement. Sales of our Class A Common Stock, if any, to Roth Principal Investments will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the additional shares of our Class A Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell additional shares to Roth Principal Investments, after Roth Principal Investments has acquired the shares, Roth Principal Investments may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Roth Principal Investments by us could result in substantial dilution to the interests of other holders of our Class A Common Stock. Additionally, the sale of a substantial number of shares of our Class A Common Stock to Roth Principal Investments, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.
We may direct Roth Principal Investments to purchase up to $50,000,000 worth of shares of our Class A Common Stock under the Purchase Agreement over a 36-month period pursuant to purchase notices that we deliver to Roth Principal Investments under the Purchase Agreement. Assuming a purchase price of $2.45 per share (the closing sale price of the Class A Common Stock on April 27, 2026) and the purchase by Roth Principal Investments of all 20,000,000 shares being offered hereby, gross proceeds to us would be approximately $49.0 million.
The extent to which we rely on Roth Principal Investments as a source of funding will depend on a number of factors including the prevailing market price of our Class A Common Stock and the extent to which we are able to secure financing from other sources. If obtaining sufficient financing from Roth Principal Investments were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our financing needs. Even if we sell all of the $50,000,000 maximum aggregate purchase commitment under the Purchase Agreement to Roth Principal Investments, we may still need additional capital to finance our future working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our Class A Common Stock could be reduced. A financing could involve one or more types of securities including Class A Common Stock, convertible debt or warrants to acquire Class A Common Stock. These securities could be issued at or below the then prevailing market price for our Class A Common Stock. We are also authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our Class A Common Stock, the market price of our Class A Common Stock could be negatively impacted.
Should the financing we require to sustain our financing needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.
It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to Roth Principal Investments, or the actual gross proceeds resulting from those sales.
On April 28, 2026, we entered into the Purchase Agreement with Roth Principal Investments, pursuant to which Roth Principal Investments has committed to purchase up to $50,000,000 of shares of our Class A Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Class A Common Stock that may be issued under the Purchase Agreement may be sold by us to Roth Principal Investments at our discretion from time to time during the Commitment Period.
We generally have the right to control the timing and amount of any sales of our shares of Class A Common Stock to Roth Principal Investments under the Purchase Agreement. Sales of our Class A Common Stock, if any, to Roth Principal Investments under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the shares of our Class A Common Stock that may be available for us to sell to Roth Principal Investments pursuant to the Purchase Agreement.
Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase or Intraday Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Market Open Purchase Valuation Period or Intraday Purchase Valuation Period, respectively, on the applicable Purchase Date for such Market Open Purchase or Intraday Purchase (as the case may be), as of the date of this prospectus, it is not possible for us to predict the number of shares of Class A Common Stock that we will sell to Roth Principal Investments as Purchase Shares under the Purchase Agreement, the purchase price per share that Roth Principal Investments will pay for Purchase Shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Roth Principal Investments under the Purchase Agreement.
Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Class A Common Stock to Roth Principal Investments, only 20,000,000 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. At an assumed purchase price per share of $2.45, representing the closing sale price of our Class A Common Stock on Nasdaq immediately prior to the execution of the Purchase Agreement, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would not be sufficient to enable us to receive the full $50,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our Class A Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Class A Common

Stock for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $50,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.
Moreover, to the extent that the Exchange Cap remains applicable to issuances and sales of our Class A Common Stock under the Purchase Agreement, if we elect to issue and sell to Roth Principal Investments more shares of Class A Common Stock than the Exchange Cap (or 140,178 shares of Class A Common Stock) under the Purchase Agreement, which we have the right, but not the obligation, to do, we must first obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Class A Common Stock in addition to the 20,000,000 shares of Class A Common Stock being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders. The number of shares of Class A Common Stock ultimately offered for resale by Roth Principal Investments through this prospectus is dependent upon the number of shares of Class A Common Stock, if any, we elect to sell to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date.
The Class A Common Stock being registered in this prospectus represents a substantial percentage of our public float and of our outstanding Class A Common Stock, and the sale of such shares could cause the market price of Class A Common Stock to decline significantly.
The Class A Common Stock being registered pursuant to this prospectus represents a substantial percentage of our public float and of our outstanding Class A Common Stock. The number of shares being registered in this prospectus represents approximately 2,852% of the total Class A Common Stock outstanding as of May 13, 2026 which was 701,243 shares of Class A Common Stock. The sale of the securities being registered in this prospectus, or the perception in the market that such sales may occur, could result in a significant decline in the public trading price of our Common Stock.
Investors who buy shares at different times will likely pay different prices.
Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Roth Principal Investments. If and when we do elect to sell shares of our Class A Common Stock to Roth Principal Investments pursuant to the Purchase Agreement, after Roth Principal Investments has acquired such shares, Roth Principal Investments may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Roth Principal Investments in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Roth Principal Investments in this offering as a result of future sales made by us to Roth Principal Investments at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Roth Principal Investments under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Roth Principal Investments may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
Our management will have broad discretion over the use of the net proceeds from our sale of shares of Class A Common Stock to Roth Principal Investments, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
We will not receive any proceeds from the resale of shares of our Class A Common Stock by the Selling Stockholder. However, our management will have broad discretion as to the use of the net proceeds from our sale of shares of Class A Common Stock to Roth Principal Investments, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used as you may deem to be appropriate. It is possible that, pending their use, we may invest those net proceeds in a manner that may not yield a favorable, or any, return for us. The manner in which our management uses such funds could have a material adverse effect on our business, financial condition, operating results and cash flows.
The Selling Stockholder will pay less than the then-prevailing market price for our shares of Class A Common Stock, which could cause the price of our Class A Common Stock to decline.
The purchase price of our Class A Common Stock to be sold to Roth Principal Investments under the Purchase Agreement is derived from the market price of our Class A Common Stock on Nasdaq. Class A Common Stock to be sold to Roth Principal Investments pursuant to the Purchase Agreement will be purchased at a discounted price. The actual amount of proceeds we receive pursuant to each Purchase Notice (each, the “Purchase Amount”) is determined by multiplying the Purchase Amount requested by the applicable purchase price. See section entitled “The Committed Equity Facility” for more information.
The Selling Stockholder may sell the shares it receives immediately after receipt of such shares, which may be prior to final determination of the purchase price for such shares and could cause the price of our Class A Common Stock to decrease. If the price of our Class A Common Stock declines, then Roth Principal Investments may pay a lower purchase price for such shares.
If we fail to satisfy applicable listing standards, including compliance with the rules requiring timely filing of our periodic reports with the SEC, our Class A Common Stock may be delisted from the Nasdaq Capital Market.
On November 7, 2025, the Company received a Panel Decision regarding the Company’s continued listing on Nasdaq. The Panel Decision indicated that the Company had evidenced compliance with the Stockholders’ Equity Rule and, as such, that matter had been closed. However, the Panel Decision indicated that the Company would remain subject to a discretionary Panel Monitor with respect to the Stockholders’ Equity Rule for a period of one year from the date of the Panel Decision.
The Panel Decision also indicated that the Panel had granted the Company an exception through January 30, 2026, to demonstrate compliance with the Bid Price Rule. On January 12, 2026, the Company effected a 55-to-1 reverse stock split of all classes of our common stock, including the Class A Common Stock listed on Nasdaq, which was intended to bring the Company into compliance with the Bid Price Rule. On February 12, 2026, the Company received a Compliance Notice from Nasdaq, notifying the Company that it had evidenced compliance with the Bid Price Rule, due to the closing bid price for our Class A Common Stock having closed at or above $1.00 per share for over 20 consecutive business days. The Compliance Notice also indicated that the Company would remain subject to a Panel Monitor with respect to the Bid Price Rule for a period of one year from the date of the Compliance Notice.
Under the terms of the Panel Monitor, if Nasdaq determines that the Company fails any listing standard during the one-year monitoring period, then, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Nasdaq with a plan of compliance with respect to any deficiency that arises during the one-year monitoring period, and Nasdaq will not be permitted to grant additional time for us to regain compliance with respect to any deficiency, nor will we be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Rather, Nasdaq will promptly issue a Staff Delisting Determination Letter.
On April 2, 2026, the Company received a Staff Delisting Determination Letter from Nasdaq, notifying the Company that it was once again not in compliance with the Stockholders’ Equity Rule, nor was it in compliance with either of the alternative listing standards, market value of listed securities of at least $35 million or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years. The Company’s failure to comply with the Stockholders’ Equity Rule was based on the filing of its Annual Report on Form 10-K for the year ended December 31, 2025, reporting a stockholders’ deficit of ($7.0 million). The Company requested a hearing before the Panel, which was granted and was held on May 12, 2026. The hearing request automatically stayed any suspension or delisting action at least pending the hearing and the expiration of any additional extension period that may be granted by the Panel following the hearing.

On April 23, 2026, the Company received an Additional Staff Delisting Determination Letter from Nasdaq, notifying the Company that it was not in compliance with the Bid Price Rule based on the Company’s closing bid price being lower than $1.00 per share for thirty (30) consecutive business days. In order to regain compliance with the Bid Price Rule, the Company implemented a 4-to-1 reverse stock split effective April 27, 2026. As of the date of this prospectus, the Company’s closing bid price has exceeded $1.00 per share for more than ten (10) consecutive trading days, which we believe demonstrates compliance with the Bid Price Rule. In order to evidence compliance with the Bid Price Rule, the Company must provide evidence of a closing bid price of at least $1.00 per share for a minimum of ten, but generally not more than twenty consecutive trading days.
The Company is awaiting a formal determination from Nasdaq, which could take up to thirty days, that we have regained compliance with the Bid Price Rule as well as the Panel’s response to the Company’s request for an extension period to comply with the Stockholders’ Equity Rule. There can be no assurance that the Panel will determine to continue the Company’s listing or that the Company will be able to evidence compliance with the applicable listing criteria within any extension period that may be granted by the Panel.
The Company is considering all available options to regain and maintain compliance with the Stockholders’ Equity Rule and the Bid Price Rule. There can be no assurances, however, that we will be successful in regaining compliance with the continued listing requirements and maintaining the listing of our Class A Common Stock on the Nasdaq Capital Market. Delisting from the Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our Class A Common Stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities. If our Class A Common Stock is delisted by the Nasdaq, the price of our Class A Common Stock may decline and our Class A Common Stock may be eligible to trade on the OTC Markets or other over-the-counter quotation system, where an investor may find it more difficult to dispose of their Class A Common Stock or obtain accurate quotations as to the market value of our Class A Common Stock. Further, if we are delisted, we would incur additional costs under requirements of state “blue sky” laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our Class A Common Stock and the ability of our stockholders to sell our Class A Common Stock in the secondary market.

THE COMMITTED EQUITY FACILITY
On April 28, 2026, we entered into the Purchase Agreement and the Registration Rights Agreement with Roth Principal Investments. On May 18, 2026, we entered into the Letter Agreement with Roth Principal Investments, whereby Roth Principal Investments agreed to reimburse us for our expenses in connection with each Purchase in the amount of 0.6% of the VWAP for such Purchase. The terms of the Purchase Agreement remain otherwise unchanged. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, from and after the Commencement Date, we will have the right, in our sole discretion, to sell to Roth Principal Investments up to $50,000,000 of shares of our Class A Common Stock, subject to certain limitations set forth in the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement. Sales of Class A Common Stock by us to Roth Principal Investments under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by Roth Principal Investments of up to 20,000,000 Purchase Shares that we may, in our sole discretion, elect to sell to Roth Principal Investments, from time to time from and after the Commencement Date pursuant to the Purchase Agreement.
We do not have the right to commence any sales of our Class A Common Stock to Roth Principal Investments under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to Roth Principal Investments’ purchase obligation set forth in the Purchase Agreement have initially been satisfied, none of which are in Roth Principal Investments’ control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC. From and after the Commencement Date, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, to direct Roth Principal Investments to purchase up to a specified maximum amount of shares of Class A Common Stock in one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases and/or Post-Market Purchases as set forth in the Purchase Agreement, by timely delivering a written Purchase Notice for each such Purchase to Roth Principal Investments in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefor, so long as (i) the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Class A Common Stock subject to all prior Purchases effected by us under the Purchase Agreement, including all prior Purchases effected on the same Purchase Date, have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.
From and after Commencement, the Company will control the timing and amount of any sales of Class A Common Stock to Roth Principal Investments. Actual sales of shares of our Class A Common Stock to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Class A Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.
Under the applicable Nasdaq rules, in no event may we issue to Roth Principal Investments under the Purchase Agreement shares of Class A Common Stock in excess of the Exchange Cap (or 140,178 shares of Class A Common Stock, representing 19.99% of the shares of our Class A Common Stock outstanding immediately prior to the execution of the Purchase Agreement), unless (i) we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Roth Principal Investments for all of the shares of Class A Common Stock that we direct Roth Principal Investments to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $2.45 (representing the lower of (a) the official closing price of our Class A Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Class A Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, as adjusted in accordance with applicable Nasdaq rules), so that the Exchange Cap limitation will not apply to issuances and sales of Class A Common Stock pursuant to the Purchase Agreement.

Moreover, we may not issue or sell any shares of Class A Common Stock to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other shares of Class A Common Stock then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning shares of Class A Common Stock in excess of the 4.99% Beneficial Ownership Limitation.
The net proceeds to us from sales that we elect to make to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Class A Common Stock to Roth Principal Investments. We expect that any proceeds received by us from such sales to Roth Principal Investments will be used for working capital and general corporate purposes.
Neither we nor Roth Principal Investments may assign or transfer any of our respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or Roth Principal Investments.
As consideration for Roth Principal Investments’ commitment to purchase shares of Class A Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we paid to Roth Principal Investments the Structuring Fee of $25,000, prior to our execution of the Purchase Agreement.
In addition, we have agreed to reimburse Roth Principal Investments the Initial Legal Fee Reimbursement Amount of $75,000, upon our execution of the Purchase Agreement and the Registration Rights Agreement, for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. We have also agreed to reimburse Roth Principal Investments the Additional Investor Legal Fee Reimbursement Amount of up to $7,500 per fiscal quarter for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with quarterly and annual bring-down due diligence investigations and related matters as contemplated by the Purchase Agreement.
The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.
Purchases of Class A Common Stock Under the Purchase Agreement
Market Open Purchases
From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, beginning on the Commencement Date, to direct Roth Principal Investments to purchase a specified number of shares of Class A Common Stock, not to exceed the applicable Market Open Purchase Maximum Amount, in a Market Open Purchase under the Purchase Agreement, by timely delivering a written Market Open Purchase Notice to Roth Principal Investments, prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Market Open Purchase, so long as:
•the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement have been received by Roth Principal Investments prior to the time we deliver such Market Open Purchase Notice to Roth Principal Investments.
The Purchase Maximum Amount applicable to such Market Open Purchase will be equal to the lesser of:
•2,000,000 shares of Class A Common Stock; and

•the Market Open Purchase Percentage (as specified in the applicable Market Open Purchase Notice for such Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Market Open Purchase Valuation Period for such Market Open Purchase.
The actual number of shares of Class A Common Stock that Roth Principal Investments will be required to purchase in a Market Open Purchase, which we refer to as the Market Open Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Market Open Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Market Open Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.
The per share purchase price that Roth Principal Investments will be required to pay for the Market Open Purchase Share Amount in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the VWAP of our Class A Common Stock for the applicable Market Open Purchase Valuation Period on the Purchase Date for such Market Open Purchase, less a fixed discount to the VWAP for such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) at an effective rate of 7.4% after giving effect to the reimbursement of our expenses in connection with such Purchase pursuant to the Letter Agreement. The Market Open Purchase Valuation Period for a Market Open Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and ending at the earliest to occur of:
•3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;
•such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Market Open Purchase Valuation Period reaches the applicable Market Open Purchase Share Volume Maximum for such Market Open Purchase, which will be determined by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase); and
•if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Discontinue Election shall apply to such Market Open Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.
Under the Purchase Agreement, for purposes of calculating the volume of shares of Class A Common Stock traded during a Market Open Purchase Valuation Period, including for purposes of determining whether the applicable Market Open Purchase Share Volume Maximum for a Market Open Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Market Open Purchase Valuation Period, and to the extent that we specify in the applicable Market Open Purchase Notice that the Limit Order Discontinue Election will apply, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.
Intraday Purchases
In addition to the Market Open Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the

Purchase Agreement, to direct Roth Principal Investments to make Intraday Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Intraday Purchase Notice to Roth Principal Investments, after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date if applicable, have ended), and prior to 2:00 p.m., New York City time, on such Purchase Date, so long as:
•the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by Roth Principal Investments in the manner set forth in the Purchase Agreement, prior to the time we deliver the Intraday Purchase Notice for such applicable Intraday Purchase to Roth Principal Investments.
The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:
•2,000,000 shares of Class A Common Stock; and
•the Intraday Purchase Percentage (as specified by us in the applicable Intraday Purchase Notice for such Intraday Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.
The actual number of shares of Class A Common Stock that Roth Principal Investments will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.
The per share purchase price that Roth Principal Investments will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same effective 7.4% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase as described above), provided that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:
•such time of confirmation of Roth Principal Investments’ receipt of the applicable Intraday Purchase Notice;
•such time that the Market Open Purchase Valuation Period for any prior Market Open Purchase effected on the same Purchase Date (if any) has ended; and
•such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended, and ending at the earliest to occur of:
•3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;

•such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Intraday Purchase Valuation Period reaches the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) the Purchase Percentage we specified in the applicable Intraday Purchase Notice for determining the applicable Intraday Purchase Share Amount for such Intraday Purchase; and
•if we further specify Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.
As with Market Open Purchases, for purposes of calculating the volume of shares of Class A Common Stock traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, and (z) if we have specified in the applicable Intraday Purchase Notice for such Intraday Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Intraday Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Intraday Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Intraday Purchase.
We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to Roth Principal Investments prior to 2:00 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Market Open Purchase Valuation Period for any earlier Market Open Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 2:00 p.m., New York City time, on such Purchase Date, and so long as all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by Roth Principal Investments prior to the time we deliver to Roth Principal Investments a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier Market Open Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.
The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Market Open Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of Class A Common Stock that we elect to sell to Roth Principal Investments in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier Market Open Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Market Open Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.
Pre-Market Purchases
In addition to the Market Open Purchases and Intraday Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to make Pre-Market Purchases

(whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Pre-Market Purchase Maximum Amount, in a Pre-Market Purchase under the Purchase Agreement, by timely delivering a written Pre-Market Purchase Notice to Roth Principal Investments, after 7:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Pre-Market Purchase Valuation Period for the most recent prior Pre-Market Purchase effected on the same Purchase Date if applicable, have ended), and prior to 8:30 a.m., New York City time, on such Purchase Date, so long as:
•the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Pre-Market Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Pre-Market Purchase, have been received by Roth Principal Investments in the manner set forth in the Purchase Agreement, prior to the time we deliver the Pre-Market Purchase Notice for such applicable Pre-Market Purchase to Roth Principal Investments.
The Pre-Market Purchase Maximum Amount applicable to such Pre-Market Purchase will be equal to the lesser of:
•1,000,000 shares of Class A Common Stock; and
•the Pre-Market Purchase Percentage (as specified by us in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Pre-Market Purchase Valuation Period for such Pre-Market Purchase.
The actual number of shares of Class A Common Stock that Roth Principal Investments will be required to purchase in a Pre-Market Purchase, which we refer to as the Pre-Market Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Pre-Market Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Pre-Market Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.
The per share purchase price that Roth Principal Investments will be required to pay for the Pre-Market Purchase Share Amount in a Pre-Market Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same effective 7.4% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase as described above), provided that the VWAP used to determine the purchase price for the Pre-Market Purchase Share Amount to be purchased in a Pre-Market Purchase will be equal to the VWAP for the applicable Pre-Market Purchase Valuation Period on the Purchase Date for such Pre-Market Purchase. The Pre-Market Purchase Valuation Period for a Pre-Market Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:
•such time of confirmation of Roth Principal Investments’ receipt of the applicable Pre-Market Purchase Notice;
•such time that the Market Open Purchase Valuation Period for any prior Market Open Purchase effected on the same Purchase Date (if any) has ended; and
•such time that the Pre-Market Purchase Valuation Period for the most recent prior Pre-Market Purchase effected on the same Purchase Date (if any) has ended, and ending at the earliest to occur of:
•9:10 a.m., New York City time, on such Purchase Date;

•such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Pre-Market Purchase Valuation Period reaches the applicable Pre-Market Purchase Share Volume Maximum for such Pre-Market Purchase, which will be determined by dividing (a) the applicable Pre-Market Purchase Share Amount for such Pre-Market Purchase, by (b) the Purchase Percentage we specified in the applicable Pre-Market Purchase Notice for determining the applicable Pre-Market Purchase Share Amount for such Pre-Market Purchase; and
•if we further specify Limit Order Discontinue Election in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Pre-Market Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.
As with Market Open Purchases, for purposes of calculating the volume of shares of Class A Common Stock traded during a Pre-Market Purchase Valuation Period, including for purposes of determining whether the applicable Pre-Market Purchase Share Volume Maximum for a Pre-Market Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Pre-Market Purchase Valuation Period, the following transactions, to the extent they occur during such Pre-Market Purchase Valuation Period, are excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Pre-Market Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Pre-Market Purchase, and (z) if we have specified in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Pre-Market Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Pre-Market Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Pre-Market Purchase.
We may, in our sole discretion, timely deliver multiple Pre-Market Purchase Notices to Roth Principal Investments prior to 8:30 a.m., New York City time, on a single Purchase Date to effect multiple Pre-Market Purchases on such same Purchase Date, provided that the Market Open Purchase Valuation Period for any earlier Market Open Purchase effected on the same Purchase Date (as applicable) and the Pre-Market Purchase Valuation Period for the most recent prior Pre-Market Purchase effected on the same Purchase Date have ended prior to 8:30 a.m., New York City time, on such Purchase Date, and so long as all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Pre-Market Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Pre-Market Purchase, have been received by Roth Principal Investments prior to the time we deliver to Roth Principal Investments a new Pre-Market Purchase Notice to effect an additional Pre-Market Purchase on the same Purchase Date as an earlier Market Open Purchase (as applicable) and one or more earlier Pre-Market Purchases effected on such same Purchase Date.
The terms and limitations that will apply to each subsequent additional Pre-Market Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Market Open Purchase (as applicable) and any earlier Pre-Market Purchase effected on the same Purchase Date as such subsequent additional Pre-Market Purchase, and the per share purchase price for the shares of Class A Common Stock that we elect to sell to Roth Principal Investments in each subsequent additional Pre-Market Purchase effected on the same Purchase Date as an earlier Market Open Purchase (as applicable) and/or earlier Pre-Market Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Market Open Purchase (as applicable) and such earlier Pre-Market Purchase(s) effected on the same Purchase Date as such subsequent additional Pre-Market Purchase, with the exception that the Pre-Market Purchase Valuation Period for each subsequent additional Pre-Market Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.
Post-Market Purchases
In addition to the Market Open Purchases, Intraday Purchases and Pre-Market Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued

satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to make Post-Market Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Post-Market Purchase Maximum Amount, in a Post-Market Purchase under the Purchase Agreement, by timely delivering a written Post-Market Purchase Notice to Roth Principal Investments, after 4:05 p.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Post-Market Purchase Valuation Period for the most recent prior Post-Market Purchase effected on the same Purchase Date if applicable, have ended), and prior to 5:00 p.m., New York City time, on such Purchase Date, so long as:
•the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Post-Market Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Post-Market Purchase, have been received by Roth Principal Investments in the manner set forth in the Purchase Agreement, prior to the time we deliver the Post-Market Purchase Notice for such applicable Post-Market Purchase to Roth Principal Investments.
The Post-Market Purchase Maximum Amount applicable to such Post-Market Purchase will be equal to the lesser of:
•1,000,000 shares of Class A Common Stock; and
•the Post-Market Purchase Percentage (as specified by us in the applicable Post-Market Purchase Notice for such Post-Market Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Post-Market Purchase Valuation Period for such Post-Market Purchase.
The actual number of shares of Class A Common Stock that Roth Principal Investments will be required to purchase in a Post-Market Purchase, which we refer to as the Post-Market Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Post-Market Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Post-Market Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.
The per share purchase price that Roth Principal Investments will be required to pay for the Post-Market Purchase Share Amount in a Post-Market Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same effective 7.4% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase as described above), provided that the VWAP used to determine the purchase price for the Post-Market Purchase Share Amount to be purchased in a Post-Market Purchase will be equal to the VWAP for the applicable Post-Market Purchase Valuation Period on the Purchase Date for such Post-Market Purchase. The Post-Market Purchase Valuation Period for a Post-Market Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:
•such time of confirmation of Roth Principal Investments’ receipt of the applicable Post-Market Purchase Notice;
•such time that the Market Open Purchase Valuation Period for any prior Market Open Purchase effected on the same Purchase Date (if any) has ended; and
•such time that the Post-Market Purchase Valuation Period for the most recent prior Post-Market Purchase effected on the same Purchase Date (if any) has ended, and ending at the earliest to occur of:
•6:00 p.m., New York City time, on such Purchase Date;

•such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Post-Market Purchase Valuation Period reaches the applicable Post-Market Purchase Share Volume Maximum for such Post-Market Purchase, which will be determined by dividing (a) the applicable Post-Market Purchase Share Amount for such Post-Market Purchase, by (b) the Purchase Percentage we specified in the applicable Post-Market Purchase Notice for determining the applicable Post-Market Purchase Share Amount for such Post-Market Purchase; and
•if we further specify Limit Order Discontinue Election in the applicable Post-Market Purchase Notice for such Post-Market Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Post-Market Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.
As with Market Open Purchases, for purposes of calculating the volume of shares of Class A Common Stock traded during a Post-Market Purchase Valuation Period, including for purposes of determining whether the applicable Post-Market Purchase Share Volume Maximum for a Post-Market Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Post-Market Purchase Valuation Period, the following transactions, to the extent they occur during such Post-Market Purchase Valuation Period, are excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Post-Market Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Post-Market Purchase, and (z) if we have specified in the applicable Post-Market Purchase Notice for such Post-Market Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Post-Market Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Post-Market Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Post-Market Purchase.
We may, in our sole discretion, timely deliver multiple Post-Market Purchase Notices to Roth Principal Investments prior to 5:00 p.m., New York City time, on a single Purchase Date to effect multiple Post-Market Purchases on such same Purchase Date, provided that the Market Open Purchase Valuation Period for any earlier Market Open Purchase effected on the same Purchase Date (as applicable) and the Post-Market Purchase Valuation Period for the most recent prior Post-Market Purchase effected on the same Purchase Date have ended prior to 5:00 p.m., New York City time, on such Purchase Date, and so long as all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Post-Market Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Post-Market Purchase, have been received by Roth Principal Investments prior to the time we deliver to Roth Principal Investments a new Post-Market Purchase Notice to effect an additional Post-Market Purchase on the same Purchase Date as an earlier Market Open Purchase (as applicable) and one or more earlier Post-Market Purchases effected on such same Purchase Date.
The terms and limitations that will apply to each subsequent additional Post-Market Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Market Open Purchase (as applicable) and any earlier Post-Market Purchase effected on the same Purchase Date as such subsequent additional Post-Market Purchase, and the per share purchase price for the shares of Class A Common Stock that we elect to sell to Roth Principal Investments in each subsequent additional Post-Market Purchase effected on the same Purchase Date as an earlier Market Open Purchase (as applicable) and/or earlier Post-Market Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Market Open Purchase (as applicable) and such earlier Post-Market Purchase(s) effected on the same Purchase Date as such subsequent additional Post-Market Purchase, with the exception that the Post-Market Purchase Valuation Period for each subsequent additional Post-Market Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.
In the case of all Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Class A Common Stock to be purchased by Roth Principal Investments in a Purchase, or in determining the applicable maximum purchase share amounts or applicable volume or minimum price threshold in connection with any such Purchase, in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.
The payment for, against delivery of, shares of Class A Common Stock purchased by Roth Principal Investments in any Purchase under the Purchase Agreement will be fully settled on the trading day immediately following the applicable Purchase Date for such Purchase, as set forth in the Purchase Agreement.
Conditions Precedent to Commencement and Each Purchase
Roth Principal Investments’ obligation to accept Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Class A Common Stock in Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “Purchase Condition Satisfaction Time” (as such term is defined in the Purchase Agreement) on the applicable Purchase Date for each Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of Roth Principal Investments’ control, which conditions include the following:
•the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;
•the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;
•the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and Roth Principal Investments being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Class A Common Stock included in this prospectus (and included in any such additional prospectuses);
•the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Class A Common Stock for offering or sale in any jurisdiction;
•FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;
•there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

•this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;
•trading in the Class A Common Stock shall not have been suspended by the SEC or Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Class A Common Stock on Nasdaq, shall be terminated on a date certain (unless, prior to such date, the Class A Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Class A Common Stock, electronic trading or book-entry services by The Depository Trust Company with respect to the Class A Common Stock;
•the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;
•the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;
•the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;
•all of the shares of Class A Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if the Class A Common Stock is not then listed on Nasdaq, then on any Eligible Market);
•no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;
•the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and
•the receipt by Roth Principal Investments of the legal opinions and negative assurances, bring-down legal opinions and negative assurances, and audit comfort letters, in each case as required under the Purchase Agreement.
Termination of the Purchase Agreement
Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:
•the first day of the month next following the 36-month anniversary of the Commencement Date;
•the date on which Roth Principal Investments shall have purchased shares of Class A Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $50,000,000;
•the date on which the Class A Common Stock shall have failed to be listed or quoted on Nasdaq or any other Eligible Market for a period of one trading day;

•the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day; and
•the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.
We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five (5) Trading Days’ prior written notice to Roth Principal Investments. We and Roth Principal Investments may also terminate the Purchase Agreement at any time by mutual written consent.
Roth Principal Investments also has the right to terminate the Purchase Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:
•the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);
•the occurrence of a Fundamental Transaction (as such term is defined in the Purchase Agreement) involving our company;
•if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;
•if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;
•the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to Roth Principal Investments for the resale of all of the shares of Class A Common Stock included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of Roth Principal Investments; or
•trading in the Class A Common Stock on Nasdaq (or if the Class A Common Stock is then listed on an Eligible Market, trading in the Class A Common Stock on such Eligible Market) has been suspended for a period of five consecutive trading days.
No termination of the Purchase Agreement by us or by Roth Principal Investments will become effective prior to the fifth trading day immediately following the date on which any pending Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Purchase and any fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and Roth Principal Investments have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by Roth Principal Investments
Roth Principal Investments has agreed that none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments will engage in or effect, directly or indirectly, for Roth Principal Investments’ own account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sales of the Class A Common Stock or hedging transaction that establishes a net short position in the Class A Common Stock during the term of the Purchase Agreement.
Prohibition on Variable Rate Transactions
Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Class A Common Stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Class A Common Stock or any securities exercisable, exchangeable or convertible into Class A Common Stock at a future determined price.
Effect of Sales of our Class A Common Stock under the Purchase Agreement on our Stockholders
The Purchase Shares to be issued or sold by us to Roth Principal Investments under the Purchase Agreement that are being registered under the Securities Act for resale by Roth Principal Investments in this offering are expected to be freely tradable. The 20,000,000 Purchase Shares being registered for resale in this offering may be issued and sold by us to Roth Principal Investments from time to time at our discretion over a period of up to 36 months (unless the Purchase Agreement is earlier terminated), beginning on the Commencement Date. The resale by Roth Principal Investments of a significant amount of shares of Class A Common Stock registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Class A Common Stock to decline and to be highly volatile. Sales of our Class A Common Stock, if any, to Roth Principal Investments under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the shares of our Class A Common Stock that may be available for us to sell to Roth Principal Investments pursuant to the Purchase Agreement.
If and when we do elect to sell shares of our Class A Common Stock to Roth Principal Investments pursuant to the Purchase Agreement, after Roth Principal Investments has acquired such shares, Roth Principal Investments may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Roth Principal Investments in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Roth Principal Investments in this offering as a result of future sales made by us to Roth Principal Investments at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our Class A Common Stock to Roth Principal Investments under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Roth Principal Investments may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase or Post-Market Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable valuation period on the applicable Purchase Date for such Purchase (as the case may be), as of the date of this prospectus, we cannot determine the actual purchase price per share that Roth Principal Investments will be required to pay for any Purchase Shares that we may elect to sell to Roth Principal Investments under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to Roth Principal Investments under the Purchase Agreement from and after Commencement. As of

May 13, 2026, there were 701,243 shares of our Class A Common Stock outstanding, of which 695,397 shares were held by non-affiliates of our company. If all of the 20,000,000 shares of Class A Common Stock offered for resale by Roth Principal Investments under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 96.6% of the total number of outstanding shares of Class A Common Stock and approximately 96.6% of the total number of outstanding shares of Class A Common Stock held by non-affiliates of our company, in each case as of May 13, 2026.
Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Class A Common Stock to Roth Principal Investments, only 20,000,000 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. At an assumed purchase price per share of $2.45, representing the closing sale price of our Class A Common Stock on Nasdaq immediately prior to the execution of the Purchase Agreement, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would not be sufficient to enable us to receive the full $50,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our Class A Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Class A Common Stock for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $50,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.
Moreover, to the extent that the Exchange Cap remains applicable to issuances and sales of our Class A Common Stock under the Purchase Agreement, if we elect to issue and sell to Roth Principal Investments more shares of Class A Common Stock than the Exchange Cap (or 140,178 shares of Class A Common Stock) under the Purchase Agreement, which we have the right, but not the obligation, to do, we must first obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Class A Common Stock in addition to the 20,000,000 shares of Class A Common Stock being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.
The number of shares of Class A Common Stock ultimately offered for resale by Roth Principal Investments through this prospectus is dependent upon the number of shares of Class A Common Stock, if any, we elect to sell to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date. The issuance of our Class A Common Stock to Roth Principal Investments pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Class A Common Stock that our existing stockholders own will not decrease, the shares of our Class A Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Class A Common Stock after any such issuance.
The following table sets forth the amount of gross proceeds we would receive from Roth Principal Investments from our sale of shares of Class A Common Stock (which are being registered for resale by Roth Principal

Investments under the registration statement that includes this prospectus) to Roth Principal Investments as Purchase Shares under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share of Class A Common Stock	Number of Registered Purchase Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares of Class A Common Stock After Giving Effect to the Issuance to Roth Principal Investments(2)	Gross Proceeds from the Sale of Purchase Shares to Roth Principal Investments Under the Purchase Agreement
$1.50	20,000,000	96.61%	$30,000,000
$2.00	20,000,000	96.61%	$40,000,000
$2.45(3)	20,000,000	96.61%	$49,000,000
$3.00	16,666,666	95.96%	$50,000,000
$3.50	14,285,714	95.32%	$50,000,000
__________________
(1)Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Class A Common Stock to Roth Principal Investments, we are only registering 20,000,000 shares under the registration statement that includes this prospectus, which may or may not cover all of the shares of Class A Common Stock we ultimately sell to Roth Principal Investments under the Purchase Agreement. We will not issue more than an aggregate of 140,178 shares of our Class A Common Stock (i.e., the Exchange Cap), unless (i) we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Roth Principal Investments for all of the shares of Class A Common Stock that we direct Roth Principal Investments to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $2.45 (in which case the Exchange Cap limitation will not apply to issuances and sales of Class A Common Stock pursuant to the Purchase Agreement). The number of shares to be issued as set forth in this column (i) does not give effect to the Exchange Cap and (ii) is without regard for the Beneficial Ownership Limitation.
(2)The denominator is based on 701,243 shares of Class A Common Stock outstanding as of May 13, 2026, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column that we would have sold to Roth Principal Investments, assuming the average purchase price in the first column. The numerator is based on the number of Purchase Shares issuable under the Purchase Agreement (which are included in this prospectus) at the corresponding assumed average purchase price set forth in the first column.
(3)The closing sale price of our Class A Common Stock on Nasdaq on April 27, 2026.

DIVIDEND POLICY
Dividend Policy
We have never declared or paid any cash dividends on our Class A Common Stock. We currently anticipate that we will retain all future earnings for the operation of our business and we do not currently intend to pay any cash dividends on our Class A Common Stock in the foreseeable future.

USE OF PROCEEDS
This prospectus relates to shares of our Class A Common Stock that may be offered and sold for resale from time to time by Roth Principal Investments. All proceeds from the resale of the shares of Class A Common Stock will be for the account of Roth Principal Investments. We will not receive any proceeds from any such sales.
We may receive up to $50,000,000 aggregate gross proceeds (subject to certain limitations) under the Purchase Agreement from any sales we make to Roth Principal Investments pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our Class A Common Stock to Roth Principal Investments pursuant to the Purchase Agreement would be up to approximately $49.0 million over an approximately 36-month period, assuming that we sell the full amount of our Class A Common Stock that we have the right, but not the obligation, to sell to Roth Principal Investments under the Purchase Agreement, and after other estimated fees and expenses. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of our Class A Common Stock to Roth Principal Investments after the date of this prospectus. See “Plan of Distribution (Conflict of Interest)” elsewhere in this prospectus for more information.
We intend to use any net proceeds that we receive under the Purchase Agreement to reduce outstanding debt, if required by the Company’s debt agreements, and for general corporate purposes, which may include making additions to our working capital. It is possible that none of the 20,000,000 shares that are the subject of this prospectus will be issued under the Purchase Agreement.
Roth Principal Investments will pay any underwriting commissions and discounts, and expenses incurred by them in connection with any sale of their shares of Class A Common Stock. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, securities or blue-sky law compliance fees, Nasdaq listing fees and expenses of our counsel and our independent registered public accounting firm.
We have engaged Digital Offering, a registered broker-dealer and FINRA member, to act as a qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Roth Principal Investments has agreed to pay directly to Digital Offering a cash fee of $50,000, as consideration for its services in connection with acting as the qualified independent underwriter in this offering, with such amount to be reimbursed by the Company on or prior to the Commencement Date. We have also agreed to reimburse Digital Offering up to $5,000 in the aggregate for its reasonable and documented out-of-pocket expenses in connection with acting as the qualified independent underwriter in this offering. Digital Offering will receive no other compensation for acting as the qualified independent underwriter in this offering. See the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus for more information.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which the shares of Class A Common Stock may be sold by the Selling Stockholder under this prospectus. See “Plan of Distribution (Conflict of Interest).”

THE SELLING STOCKHOLDER
This prospectus relates to the offer and sale by Roth Principal Investments of up to 20,000,000 shares of our Class A Common Stock that have been or may be issued by us to Roth Principal Investments under the Purchase Agreement. For additional information regarding the shares of our Class A Common Stock included in this prospectus, see the section titled “The Committed Equity Facility” above. We are registering the shares of our Class A Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with Roth Principal Investments on April 28, 2026 in order to permit the Selling Stockholder to offer the shares of Class A Common Stock included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, Roth Principal Investments has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means Roth Principal Investments, LLC.
The table below presents information regarding the Selling Stockholder and the shares of our Class A Common Stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of May 13, 2026. The number of shares in the column “Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Class A Common Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares of Class A Common Stock being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Class A Common Stock being offered for resale by this prospectus.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Class A Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. Because the Purchase Price to be paid by the Selling Stockholder for shares of our Class A Common Stock, if any, that we may elect to sell to the Selling Stockholder in one or more Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of our Class A Common Stock that we may sell to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Stockholder of all of the shares of our Class A Common Stock being offered for resale pursuant to this prospectus.

	Number of Shares of Class A Common Stock Owned Prior to Offering		Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering
Name of Selling Stockholder	Number(1)	Percent		Number(2)	Percent
Roth Principal Investments, LLC(3)	—	—	20,000,000	—	—
__________________
(1)In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of Class A Common Stock beneficially owned prior to the offering all of the shares of Class A Common Stock that Roth Principal Investments may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Roth Principal Investments’ control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Purchases of Class A Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of Class A Common Stock to Roth Principal Investments to the extent such shares, when aggregated with all other shares of Class A Common Stock then beneficially owned by Roth Principal Investments, would cause Roth Principal Investments’ beneficial ownership of our Class A Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Class A Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price for all shares of our Class A Common Stock purchased by Roth Principal Investments under the Purchase Agreement equals or exceeds $2.45 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq) may be amended or waived under the Purchase Agreement.

(2)Assumes the sale of all shares of Class A Common Stock being offered pursuant to this prospectus.

(3)The business address of Roth Principal Investments is 2340 Collins Avenue, Suite 402, Miami Beach, Florida 33139. The principal business of Roth Principal Investments is that of a private investor. Roth Principal Investments is a wholly owned subsidiary of CR Financial Holdings, Inc. (“CRFH”). CRFH expressly disclaims beneficial ownership of securities held of record by Roth Principal Investments, except to the extent of its pecuniary interest therein. All voting and investment decisions with respect to securities held of record by Roth Principal Investments are made by majority vote of an investment policy committee of Roth Principal Investments composed of five individuals, each of whom is not involved in the management of CRFH and at least three of whom are not affiliates or associated persons of RCP, a registered broker-dealer and member of FINRA, and a wholly owned subsidiary of CRFH. We have been advised that neither CRFH nor Roth Principal Investments is a FINRA member or an independent broker-dealer. Because each of Roth Principal Investments and RCP is a wholly owned subsidiary of CRFH, Roth Principal Investments is deemed to be an affiliate of RCP. RCP will act as an executing broker that will effectuate resales of our Class A Common Stock that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between Roth Principal Investments and RCP.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)
The shares of our Class A Common Stock offered by this prospectus are being offered by the Selling Stockholder, Roth Principal Investments, LLC. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Class A Common Stock offered by this prospectus could be effected in one or more of the following methods:
•ordinary brokers’ transactions;
•transactions involving cross or block trades;
•through brokers, dealers, or underwriters who may act solely as agents;
•“at the market” into an existing market for our Class A Common Stock;
•in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•in privately negotiated transactions; or
•any combination of the foregoing.
In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
Roth Principal Investments is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
Roth Principal Investments has informed us that it presently anticipates using, but is not required to use, RCP, a registered broker-dealer and FINRA member and an affiliate of Roth Principal Investments, as a broker to effectuate resales, if any, of our Class A Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Class A Common Stock that it may acquire from us, although, as of the date of this prospectus, it does not anticipate engaging any such other registered broker-dealers. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer, including RCP, will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Roth Principal Investments has informed us that RCP, and any other broker-dealer it may engage to effectuate resales of our Class A Common Stock on its behalf (as the case may be), may receive commissions from Roth Principal Investments for executing such resales for Roth Principal Investments and, if so, such commissions will not exceed customary brokerage commissions.
Roth Principal Investments is an affiliate of RCP, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Class A Common Stock that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering. Because Roth Principal Investments will receive all the net proceeds from such resales of our Class A Common Stock made to the public through RCP, RCP is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Digital Offering, LLC to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Roth Principal Investments has agreed to pay directly to Digital Offering an aggregate cash fee of $50,000, as consideration for its services in connection with acting as the qualified independent underwriter in this offering, with such amount to be reimbursed by us on or prior to the Commencement Date. Digital Offering will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee to be paid to Digital Offering for acting as the qualified independent underwriter in this offering, is deemed to be underwriting compensation in connection with sales of our Class A Common Stock by Roth Principal Investments to the public. In accordance with FINRA Rule 5121, RCP is not permitted to sell shares of our Class A Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
Except as set forth above, we know of no existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Class A Common Stock offered by this prospectus.
Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Class A Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Class A Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Class A Common Stock sold by the Selling Stockholder.
We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including with respect to any compensation paid or payable by the Selling Stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Stockholder, and any other related information required to be disclosed under the Securities Act.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Class A Common Stock by the Selling Stockholder covered by this prospectus. We estimate that the total expenses for the offering will be approximately $410,013.
As consideration for its irrevocable commitment to purchase our Class A Common Stock at our direction under the Purchase Agreement, we agreed to pay to Roth Principal Investments the Structuring Fee, at or prior to the execution of the Purchase Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, the Structuring Fee we paid to Roth Principal Investments at or prior to our execution of the Purchase Agreement and Registration Rights Agreement is deemed to be underwriting compensation in connection with sales of our Class A Common Stock by Roth Principal Investments to the public.
In addition, we have agreed to reimburse Roth Principal Investments the Initial Legal Fee Reimbursement Amount of $75,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and the Additional Investor Legal Fee Reimbursement Amount of up to $7,500 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Class A Common Stock by Roth Principal Investments to the public. In addition, we have entered into the Letter Agreement, whereby Roth Principal Investments has agreed to reimburse us for certain costs and expenses incurred by us in connection with each Purchase in an amount equal to 0.6% of the VWAP for such Purchase.
Moreover, in accordance with FINRA Rule 5110, the fixed discount (calculated in accordance with the Purchase Agreement) at an effective rate of 7.4% (after giving effect to the reimbursement of our expenses in connection with each Purchase pursuant to the Letter Agreement) to current market prices of our Class A Common Stock reflected in the purchase prices payable by Roth Principal Investments for our Class A Common Stock that we may require it to purchase from us from time to time in one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases and/or Post-Market Purchases under the Purchase Agreement, in each case is deemed to be underwriting compensation in connection with sales of our Class A Common Stock by Roth Principal Investments to the public.
We also have agreed to indemnify Roth Principal Investments and certain other persons against certain liabilities in connection with the offering of shares of our Class A Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Roth Principal Investments has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Roth Principal Investments specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
Roth Principal Investments has represented to us that at no time prior to the date of the Purchase Agreement has Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, engaged in or effected, in any manner whatsoever, directly or indirectly, for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Class A Common Stock or any hedging transaction, which establishes a net short position with respect to our Class A Common Stock that remained in effect as of the date of the Purchase Agreement. Roth Principal Investments has agreed that during the term of the Purchase Agreement, none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, will enter into or effect, directly or indirectly, any of the foregoing transactions either for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments.
We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.
This offering will terminate on the date that all shares of our Class A Common Stock offered by this prospectus have been sold by the Selling Stockholder.
Our Class A Common Stock is currently listed on Nasdaq under the symbol “DRCT”.
RCP, an affiliate of Roth Principal Investments, has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and Registration Rights Agreement and the offering of shares for resale by Roth Principal Investments to which this prospectus relates, for which investment banking and other financial services RCP has received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that Roth Principal Investments and RCP have received and may receive in connection with the transactions contemplated by the Purchase Agreement, including (i) the Structuring Fee we paid to Roth Principal Investments as consideration for its irrevocable commitment to purchase shares of our Class A Common Stock from us at our direction under the Purchase Agreement, (ii) the fixed discount (calculated in accordance with the Purchase Agreement) at an effective rate of 7.4% (after giving effect to the reimbursement of our expenses in connection with each Purchase pursuant to the Letter Agreement) to current market prices of our Class A Common Stock reflected in the purchase prices payable by Roth Principal Investments for our Class A Common Stock that we may require it to purchase from us from time to time in one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases and/or Post-Market Purchases under the Purchase Agreement, (iii) our reimbursement of Roth Principal Investments’ legal fees up to $165,000 in the aggregate ($75,000 upon execution of the Purchase Agreement and $7,500 per fiscal quarter for the maximum three-year term of the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, and (iv) any customary brokerage commissions that may be received by RCP from Roth Principal Investments for executing resales of our Class A Common Stock purchased or acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering.

DESCRIPTION OF CAPITAL STOCK
When used herein, the terms “Company,” “Direct Digital,” “Direct Digital Holdings,” “DDH,” “we,” “us” and “our” refer to Direct Digital Holdings, Inc.
Common Stock
We are authorized to issue 760,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share.
Class A Common Stock
Voting Rights
Holders of our Class A Common Stock are entitled to cast one vote per share. Holders of our Class A Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of Class A Common Stock, Class B Common Stock and the Series A Convertible Preferred Stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the certificate of incorporation must be approved by a majority of the combined voting power of all shares of Class A Common Stock, Class B Common Stock and Series A Convertible Preferred Stock, voting together as a single class.
Dividend Rights
Any dividend or distribution paid or payable to the holders of shares of Class A Common Stock shall be paid pro rata, on an equal priority, pari passu basis; provided, however, that if a dividend or distribution is paid in the form of Class A Common Stock (or rights to acquire shares of Class A Common Stock), then the holders of the Class A Common Stock shall receive Class A Common Stock (or rights to acquire shares of Class A Common Stock).
Liquidation Rights
In the event of our liquidation, dissolution or winding-up, upon the completion of the distributions required with respect to any series of redeemable convertible preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A Common Stock, unless different treatment is approved by the majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock.
Other Matters
No shares of Class A Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Class A Common Stock. Holders of shares of our Class A Common Stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock.
Class B Common Stock
Issuance of Class B Common Stock with LLC Units
Shares of Class B Common Stock will only be issued in the future to the extent necessary to maintain a one-to-one ratio between the number of LLC Units held by DDM LLC and the number of shares of Class B Common Stock issued to DDM LLC. Shares of Class B Common Stock are transferable only together with an equal number of LLC Units. Shares of Class B Common Stock will be cancelled on a one-for-one basis if we, at the election of DDM LLC, redeem or exchange their LLC Units pursuant to the terms of the Amended and Restated Limited Liability Agreement of DDH LLC, dated February 15, 2022, by and between us and DDM (the “DDH LLC Agreement”).

Voting Rights
Holders of Class B Common Stock are entitled to cast one vote per share, with the number of shares of Class B Common Stock held by DDM LLC being equivalent to the number of nonvoting LLC Units held by DDM LLC. Holders of our Class B Common Stock are not entitled to cumulate their votes in the election of directors. The voting power afforded to DDM LLC by its shares of Class B Common Stock will be automatically and correspondingly reduced as it redeems its LLC Units because an equal number of their shares of Class B Common Stock will be cancelled.
Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of Class A Common Stock, Class B Common Stock and Series A Convertible Preferred Stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the certificate of incorporation must be approved by a majority of the combined voting power of all shares of Class A Common Stock, Class B Common Stock and Series A Convertible Preferred Stock, voting together as a single class. There will be a separate vote of the Class B Common Stock in the following circumstances:
•if we amend, alter or repeal any provision of the certificate of incorporation or the bylaws in a manner that modifies the voting, conversion or other powers, preferences, or other special rights or privileges, or restrictions of the Class B Common Stock;
•if we reclassify any outstanding shares of Class A Common Stock into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or, in the case of Class A Common Stock, the right to more than one vote for each share thereof; or
•if we authorize any shares of preferred stock with rights as to dividends or liquidation that are senior to the Class B Common Stock or the right to more than one vote for each share thereof.
Dividend Rights
The shares of Class B Common Stock have no economic rights. Holders of shares of our Class B Common Stock do not have any rights to receive dividends.
Liquidation Rights
On our liquidation, dissolution or winding up, holders of Class B Common Stock will not be entitled to receive any distribution of our assets.
Transfers
Pursuant to the DDH LLC Agreement, each holder of Class B Common Stock agrees that:
•the holder will not transfer any shares of Class B Common Stock to any person unless the holder transfers an equal number of LLC Units to the same person; and
•in the event the holder transfers any LLC Units to any person, the holder will transfer an equal number of shares of Class B Common Stock to the same person.
Other Matters
No shares of Class B Common Stock have preemptive rights to purchase additional shares of Class B Common Stock. Holders of shares of our Class B Common Stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class B Common Stock.
Preferred Stock
Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of “blank check” preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and might adversely affect the market price of our Class A Common Stock and the voting and other rights of the holders of our Class A Common Stock. We have no current plan to issue any shares of preferred stock.
Series A Convertible Preferred Stock
Pursuant to the terms of the Ninth Amendment to the Term Loan and Security Agreement, dated October 14, 2025, by and among DDH LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange 142®, LLC, and the Company, as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto, on October 15, 2025, the Company filed the Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock (the “A&R Certificate of Designation”) with the Secretary of State of the State of Delaware, which amended and restated in its entirety the Certificate of Designation establishing the Series A Convertible Preferred Stock, filed on August 8, 2025. The A&R Certificate of Designation sets forth the rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock. Capitalized terms not otherwise defined in this item shall have the meanings given to such terms in the A&R Certificate of Designation.
The following is a summary of key terms of the Series A Preferred Stock, as amended by the A&R Certificate of Designation:
Designation and Amount. The number of shares initially designated as Series A Preferred Stock was 25,000. Under the A&R Certificate of Designation, the number of shares designated as Series A Preferred Stock was increased by 10,000 to a total of 35,000 shares of Series A Preferred Stock. The Series A Preferred Stock have a stated face value of $1,000 per share of Series A Preferred Stock (the “Conversion Value”), which shall be increased for any accrued and unpaid dividends.
Dividends. The 25,000 shares of Series A Preferred Stock issued prior to October 14, 2025 carry a cumulative Dividend, compounded monthly on the last day of each calendar month (each such date, a “Dividend Payment Date”) at a dividend rate of ten percent (10%) per annum (the “Dividend Rate”). From and after the Issuance Date of such a share of Series A Preferred Stock until January 31, 2026 (the “Full Cash Dividend Date”), cumulative dividends will accrue, whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the Dividend Rate per share of Series A Preferred Stock based on the sum of (i) the Conversion Value thereof plus, (ii) once compounded, any Compounded Dividends (as defined below) thereon (the Conversion Value plus any such accumulated but unpaid Compounded Dividends, the “Accumulated Conversion Value”).
From and after the Issuance Date of the 10,000 shares of Series A Preferred Stock issued on or after October 14, 2025 until the Full Cash Dividend Date, cumulative Dividends on each such share of Series A Preferred Stock shall accrue, whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the Dividend Rate per share of Series A Preferred Stock, based on the Accumulated Conversion Value, and the Company shall pay at least 50% of such accrued Dividends in cash out of funds legally available therefor to the maximum extent not prohibited by the Delaware General Corporation Law (the “DGCL”), on a monthly basis on the last day of each calendar month. All accrued Dividends on any such shares of Series A Preferred Stock shall, unless paid in cash pursuant to this paragraph or the immediately following paragraph, compound monthly on the last day of each calendar month.
On and after the Full Cash Dividend Date, the Company shall make each dividend payment in cash out of funds legally available therefor to the maximum extent not prohibited by the DGCL, on the Series A Preferred Stock monthly on the applicable Dividend Payment Date at the applicable Dividend Rate. All Dividends that the Company does not pay in cash when due shall compound monthly on the last day of each calendar month and shall be added to the then current Accumulated Conversion Value (“Compounded Dividends”).
Ranking. The Series A Preferred Stock will be senior to the Company’s Class A Common Stock, Class B Common Stock and all other series or classes of stock and equity securities of the Company that do not expressly rank senior to, or that are not pari passu with, the Series A Preferred Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
Voting Right and Protective Provisions: Subject to certain limitations described in the A&R Certificate of Designation, the Series A Preferred Stock is voting stock. Holders of the Series A Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series A Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series A Preferred Stock is then-convertible on all matters submitted to a vote of stockholders of the Company.
In addition, the A&R Certificate of Designation provides for certain protective provisions for Holders of Series A Preferred Stock, which apply at any time when at least 12,525 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding.
The Company shall not effect any of the following acts or transactions (the “Specified Actions”) without the written consent or affirmative vote of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class (the “Requisite Holders”):
(i)amend, alter, repeal or otherwise modify any provision of the Company’s Certificate of Incorporation, the A&R Certificate of Designation or the Bylaws in a manner that would alter or change (A) the terms or the powers, preferences, rights or privileges of the shares of Series A Preferred Stock so as to affect such terms, powers, preferences, rights or privileges adversely, or (B) any definition of Independent Director, any provision requiring appointment or election of an Independent Director or any provision requiring the approval of an Independent Director;
(ii)authorize, create, or issue any class or series of preferred stock having rights senior to or that are pari passu with the Series A Preferred Stock, unless the proceeds from the authorization, creation and/or issuance of such preferred stock are used to fully redeem all outstanding shares of Series A Preferred Stock in a Corporation Redemption;
(iii)redeem, repurchase or pay dividends on any securities ranking junior to the Series A Preferred Stock (“Junior Securities”), other than (A) repurchases of shares of Common Stock or other Junior Securities pursuant to any employment agreements, consultant agreements, or plans, (B) redemptions of, or dividends or distributions on, the Series A Preferred Stock, as expressly authorized herein, and (C) dividends or other distributions payable on Common Stock solely in the form of additional shares of Common Stock;
(iv)increase or decrease the authorized number of shares of Series A Preferred Stock or issue additional shares of Series A Preferred Stock after the Issuance Date;
(v)adopt any plan of liquidation or dissolution;
(vi)enter into an agreement to effectuate or consummate any Deemed Liquidation Event if the Holders of shares of Series A Preferred Stock would receive in such Deemed Liquidation Event an amount per share of Series A Preferred Stock that is less than the Series A Liquidation Amount; or
(vii) increase or decrease the number of directors on the Board of Directors of the Company.
Conversion. At the option of the Holder thereof, each share of Series A Preferred Stock shall be convertible into the number of Conversion Shares equal to the Accumulated Conversion Value divided by $550.00 per share of Class

A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization), rounded down to the nearest whole share.
Beneficial Ownership Limitation. The Company will not effect any conversion of the Series A Preferred Stock, and a Holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of Series A Preferred Stock held by the applicable Holder.
Liquidation. In the event of any Liquidation, the Holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the Holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to three times (3.00x) the Accumulated Conversion Value thereof (hereinafter referred to as the “Series A Liquidation Amount”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the Holders of shares of Series A Preferred Stock the full Series A Liquidation Amount thereof, the Holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
After the payment in full of all Series A Liquidation Amount and all other amounts due to holders of shares of any class of stock that is pari passu with the Series A Preferred Stock, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the Holders of shares of Series A Preferred Stock pursuant to the immediately preceding paragraph or to holders of any shares of any class of stock that is pari passu with the Series A Preferred Stock, shall be distributed among the holders of shares of Common Stock and any other Junior Securities, pro rata based on the number of shares held by each such holder (or in accordance with the provisions set forth in the applicable certificate of designation for any class or series of Junior Securities, as applicable).
Redemption. The Company shall have the right, but not the obligation, to redeem, from time to time, out of funds legally available therefor, all or any portion of the then outstanding shares of Series A Preferred Stock (a “Corporation Redemption”), at any time following the Issuance Date for a price per share of Series A Preferred Stock equal to its Series A Liquidation Amount (the “Corporation Redemption Price”). Any such Corporation Redemption shall occur not less than twenty (20) days and not more than sixty (60) days following circulation by the Company of a written election notice thereof (the “Corporation Redemption Notice”) from the Company. Following the notice period required by the Corporation Redemption Notice, the Company shall redeem all, or in the case of an election to redeem less than all of the shares of Series A Preferred Stock, the same pro rata portion of each such Holder’s shares of Series A Preferred Stock redeemed pursuant to this paragraph. In exchange for the surrender to the Company by the respective Holders of shares of Series A Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such shares of Series A Preferred Stock on or after the applicable Corporation Redemption Date, the Corporation Redemption Price for the shares of Series A Preferred Stock being redeemed shall be payable in cash by the Company in immediately available funds to the respective Holders of the Series A Preferred Stock, except to the extent prohibited by applicable Delaware law. Notwithstanding anything to the contrary contained in the A&R Certificate of Designation, each Holder of shares of Series A Preferred Stock shall have the right to elect, prior to the Corporation Redemption Date, to exercise such Holder’s conversion rights with respect to its Series A Preferred Stock, if any.
Independent Director. The A&R Certificate of Designation provides that, for so long as any Series A Preferred Stock remains outstanding, (i) the Company shall nominate and use best efforts to cause to be elected an Independent Director (as defined in the A&R Certificate of Incorporation) to its Board of Directors and (ii) the Company shall not take any of the Specified Actions described above or file or consent to any petition for bankruptcy unless the same has been unanimously approved by the Board of Directors, including the Independent Director. Additionally, by no later than January 30, 2026 (unless extended by the Company with consent of the Requisite Holders), the Company shall increase the size of its Board of Directors by one seat and thereafter fill the resulting vacancy with an Independent Director.
Waiver by Requisite Holders. Notwithstanding any provision in the A&R Certificate of Designation to the contrary, any provision contained in the A&R Certificate of Designation and any right of the Holders of Series A Preferred Stock granted thereunder may be waived or amended, subject to agreement with the Company as required, as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Requisite Holders, unless a higher percentage is required by any mandatory provision of the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.
Unit Purchase Option
In connection with our initial public offering consummated in February 2022 (the “IPO”), we sold to the representatives of the underwriters a unit purchase option to purchase 5% of the total number of units sold in the IPO (including 5% of any securities sold upon the underwriters’ exercise of the over-allotment option). The unit purchase option has an exercise price equal to 120% of the price per unit in the IPO or, in the event of the purchase of an uneven number of shares of Class A Common Stock or warrants pursuant to the over-allotment option, at 120% of the IPO price per share or per warrant, as applicable, subject to standard anti-dilution adjustments for share splits and similar transactions. The unit purchase option became exercisable upon issuance at any time, and from time to time, in whole or in part, during the period commencing 180 days from the commencement of sales in the IPO, and expiring five years from the commencement of sales in the IPO. The unit purchase option is also exercisable on a cashless basis. The unit purchase option has been deemed compensation by FINRA and is therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). Except as permitted by Rule 5110(e)(1), the underwriters (or permitted assignees under the Rule) were not permitted to sell, transfer, assign, pledge, or hypothecate the unit purchase option or the securities underlying the unit purchase option, nor will any of them engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the option or the underlying securities for a period of 180 days from the commencement of the IPO.
Anti-Takeover Provisions
Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of Direct Digital. These provisions could also make it difficult for stockholders to elect directors that are not nominated by the current members of our board of directors or take other corporate actions, including effecting changes in our management. These provisions include certain provisions that:
•permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships;
•provide that, after a removal for cause, vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;
•prohibit cumulative voting in the election of directors;
•require the affirmative vote of the holders of 66 2/3% of the voting power of our outstanding common stock to amend certain provisions of our certificate of incorporation and bylaws;
•authorize the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;
•restrict the forum for certain litigation against us to Delaware or federal courts;
•permit our board of directors to alter our bylaws without obtaining stockholder approval; and
•establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

In addition, as a Delaware corporation, we are subject to Section 203 of the DGCL. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a period of time without the approval of our board of directors. In addition, our credit facility includes, and other debt instruments we may enter into in the future may include, provisions entitling the lenders to demand immediate repayment of all borrowings upon the occurrence of certain change of control events relating to us, which also could discourage, delay or prevent a business combination transaction.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon by McGuireWoods LLP, New York, New York. The Selling Stockholder is being represented by Duane Morris LLP, New York, New York.
EXPERTS
The consolidated financial statements of Direct Digital Holdings, Inc. (the Company) as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.directdigitalholdings.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026 (the “2025 Form 10-K”);
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026;
•our Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 12, 2026, January 29, 2026, January 30, 2026, February 9, 2026, February 12, 2026, April 7, 2026, April 23, 2026, April 28, 2026 and May 21, 2026; and
•the description of our capital stock contained in this prospectus, and in Exhibit 4.2 to the 2025 Form 10-K, including any amendments or reports filed for the purposes of updating this description.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Direct Digital Holdings, Inc., Attn: Investor Relations, 1177 West Loop South, Suite 1310, Houston, Texas 77027, or by calling (832) 402-1051.
You also may access these filings on our website at www.directdigitalholdings.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). You may also access these filings at the SEC’s website at www.sec.gov.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Up to 20,000,000 Shares of Class A Common Stock
PRELIMINARY PROSPECTUS
       , 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

Amount
SEC registration fee	$9,978
FINRA filing fee	$7,535
Accounting fees and expenses	$122,500
Legal fees and expenses	$270,000
Total expenses	$410,013

Item 14. Indemnification of Directors and Officers
Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.
As permitted by Section 102 of the DGCL, we have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:
•any breach of their duty of loyalty to the corporation or the stockholders;
•acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL; or
•any transaction from which the director derived an improper personal benefit.
This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our certificate of incorporation and our bylaws also provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification. We have secured such insurance.
In addition, we have entered into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our certificate of incorporation and bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of the company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 15. Recent Sales of Unregistered Securities
On October 18, 2024, the Company entered into a purchase agreement (as amended, the “New Circle Purchase Agreement”) with New Circle Principal Investments LLC (“New Circle”), which was subsequently amended, pursuant to which New Circle agreed to purchase from the Company up to an aggregate of $100 million of our Class A Common Stock (subject to certain limitations) from time to time over the term of the New Circle Purchase Agreement. The New Circle Purchase Agreement was subject to certain limitations including, but not limited to, the filing and effectiveness of a registration statement covering the shares of Class A Common Stock that are issuable to New Circle under the New Circle Purchase Agreement. Pursuant to the terms of the New Circle Purchase Agreement, we issued 285 shares having a value in aggregate of approximately $150,000 upon the effectiveness of the registration statement the Company filed on October 22, 2024, which was declared effective November 4, 2024, as partial consideration for New Circle’s commitment to purchase shares of Class A Common Stock under the New Circle Purchase Agreement in lieu of a cash payment. In addition, we issued 454 shares of Class A Common Stock as an incremental commitment fee in accordance with the terms of the amendment to the New Circle Purchase Agreement entered into on October 24, 2025. Since the Commencement through April 23, 2026, we sold an aggregate of 331,883 shares of our Class A Common Stock to New Circle for approximately $11.6 million in cash consideration after an aggregate discount of $0.3 million in a series of transactions pursuant to the New Circle Purchase Agreement and prior registration statements and related prospectuses included therein relating to the resale by New Circle of Class A Common Stock. On April 23, 2026, the Company and New Circle mutually agreed to terminate effective immediately the New Circle Purchase Agreement. The securities referenced in this section were issued or sold by the Company under the New Circle Purchase Agreement in reliance upon an exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.
Item 16. Exhibits and Financial Statement Schedules
The exhibits listed below are filed as part of this Registration Statement.

		Incorporated by Reference
Exhibit No.	Description	Form	File Number	Date	Exhibit No.	Filed or furnished herewith
3.1	Amended and Restated Certificate of Incorporation of Direct Digital Holdings, Inc.	8-K	001-41261	February 16, 2022	3.1
3.2	Certificate of Amendment, filed June 10, 2025	8-K	001-41261	June 10, 2025	3.1
3.3	Certificate of Designation of Series A Convertible Preferred Stock.	8-K	001-41261	August 11, 2025	3.1
3.4	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock.	8-K	001-41261	October 20, 2025	3.1
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Direct Digital Holdings, Inc.	10-Q	001-41261	November 12, 2025	3.5
3.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Direct Digital Holdings, Inc.	8-K	001-41261	January 12, 2026	3.1
3.7	Amended and Restated Bylaws of Direct Digital Holdings, Inc.	8-K	001-41261	February 16, 2022	3.2
3.8	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Direct Digital Holdings, Inc.	8-K	001-41261	April 28, 2026	3.1
4.1	Unit Purchase Option, dated February 15, 2022, issued by the Company to Roth Capital Partners, LLC.	8-K	001-41261	February 16, 2022	4.2
5.1	Opinion of McGuireWoods LLP.	S-1	333-295414	April 29, 2026	5.1
10.1	Second Amended and Restated Limited Liability Company Agreement of Direct Digital Holdings, LLC, dated as of February 15, 2022.	8-K	001-41261	February 16, 2022	10.1
10.2	Tax Receivable Agreement, dated February 15, 2022, by and among the Company, Direct Digital Holdings, LLC and Direct Digital Management, LLC.	8-K	001-41261	February 16, 2022	10.2
10.3+	Direct Digital Holdings, LLC 2022 Omnibus Incentive Plan.	S-1	333-261059	January 24, 2022	10.3
10.4+	Form of Direct Digital Holdings, Inc. Employee Restricted Stock Unit Award Agreement.	8-K	001-41261	June 13, 2022	10.1
10.5+	Form of Direct Digital Holdings, Inc. Employee Nonqualified Stock Option Award Agreement.	8-K	001-41261	June 13, 2022	10.2

		Incorporated by Reference
Exhibit No.	Description	Form	File Number	Date	Exhibit No.	Filed or furnished herewith
10.6+	Form of Direct Digital Holdings, Inc. Director Restricted Stock Unit Award Agreement.	8-K	001-41261	June 13, 2022	10.3
10.7+	Executive Employment Agreement, dated as of February 15, 2022, by and between Direct Digital Holdings, LLC and Mark Walker.	10-K	001-41261	March 31, 2022	10.10
10.8+	Executive Employment Agreement, dated as of February 15, 2022, by and between Direct Digital Holdings, LLC and Keith Smith.	10-K	001-41261	March 31, 2022	10.11
10.9+	Executive Employment Agreement, dated as of March 9, 2022, by and between Direct Digital Holdings, LLC and Anu Pillai.	10-K	001-41261	March 31, 2022	10.13
10.10+	Executive Employment Agreement, effective as of October 16, 2023, between Direct Digital Holdings, LLC and Diana Diaz.	8-K	001-41261	October 18, 2023	10.1
10.11+	Executive Employment Agreement, effective as of August 22, 2022, between Direct Digital Holdings, LLC and Maria Vilchez Lowrey.	10-K	001-41261	October 15, 2024	10.11
10.12	Term Loan and Security Agreement, dated as of December 3, 2021, by and among Direct Digital Holdings, LLC, as borrower, Orange142, LLC, Huddled Masses LLC, Colossus Media, LLC, and Universal Standards for Digital Marketing, LLC, as guarantors, Lafayette Square Loan Servicing, LLC, as administrative agent, and the various financial institutions signatory to the Term Loan and Security Agreement as lenders.	S-1	333-261059	November 15, 2021	10.17
10.13	First Amendment to Term Loan and Security Agreement, dated as of February 3, 2022, by and among Direct Digital Holdings, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Universal Standards for Digital Marketing, LLC, as guarantors, Lafayette Square Loan Servicing, LLC as administrative agent, and the various financial institutions signatory to the Term Loan and Security Agreement as lenders.	10-K	001-41261	March 31, 2022	10.16

		Incorporated by Reference
Exhibit No.	Description	Form	File Number	Date	Exhibit No.	Filed or furnished herewith
10.14*	Second Amendment and Joinder to Term Loan and Security Agreement, dated effective as of July 28, 2022, by and among Direct Digital Holdings, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, Universal Standards for Digital Marketing, LLC and Direct Digital Holdings, Inc., as guarantors, Lafayette Square Loan Servicing, LLC as administrative agent, and the various financial institutions signatory to the Term Loan and Security Agreement as lenders.	10-Q	001-41261	November 14, 2022	10.1
10.15	Third Amendment to Term Loan and Security Agreement, dated January 9, 2023, by and between Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.	8-K	001-41261	January 11, 2023	10.2
10.16	Fourth Amendment to Term Loan and Security Agreement, dated October 3, 2023, by and between Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.	8-K	001-41261	October 10, 2023	10.1
10.17	Early Opt-in Election, dated June 1, 2023, by and among Direct Digital Holdings, Inc., Direct Digital Holdings, LLC, Huddled Masses LLC, Colossus Media, LLC, Orange142, LLC, Lafayette Square Loan Servicing, LLC and Lafayette Square USA, Inc.	8-K	001-41261	June 6, 2023	10.1
10.18	Intercreditor Agreement, dated as of December 3, 2021, by and between Lafayette Square Loan Servicing, LLC and East West Bank.	S-1	333-261059	January 18, 2022	10.18
10.19	Exclusive License and Sale Agreement, effective as of November 9, 2022, by and between Colossus Media, LLC and SmartyAds, Inc.	8-K	001-41261	November 15, 2022	10.1
10.20	Credit Agreement, dated July 7, 2023, by and among the Company, Direct Digital Holdings, LLC, Huddled Masses LLC, Colossus Media, LLC, and Orange142, LLC, as borrowers, and East West Bank, as lender.	8-K	001-41261	July 12, 2023	10.1

		Incorporated by Reference
Exhibit No.	Description	Form	File Number	Date	Exhibit No.	Filed or furnished herewith
10.21	Second Amendment to Credit Agreement, dated November 27, 2023, by and among the Company, Direct Digital Holdings, LLC, Colossus Media, LLC, Huddled Masses LLC, and Orange142, LLC, as borrowers, and East West Bank, as lender.	8-K	001-41261	November 30, 2023	10.1
10.22	Share Purchase Agreement, dated October 18, 2024, between Direct Digital Holdings, Inc. and New Circle Principal Investments LLC.	8-K	001-41261	October 21, 2024	10.1
10.23	Registration Rights Agreement, dated as of October 18, 2024, between Direct Digital Holdings, Inc. and New Circle Principal Investments LLC.	8-K	001-41261	October 21, 2024	10.2
10.24	Fifth Amendment to Term Loan and Security Agreement, dated as of October 15, 2024, among Direct Digital Holdings, LLC, Lafayette Square Loan Services, LLC (“Lafayette Square”), as administrative agent, and the various lenders party thereto.	10-Q	001-41261	November 13, 2024	10.1
10.25	Third Amendment to Credit Agreement, dated October 15, 2024, among Direct Digital Holdings, LLC, Huddled Masses LLC, Colossus Media, LLC and Orange 142, LLC, as borrowers, and East West Bank, as lender.	10-Q	001-41261	November 13, 2024	10.2
10.26+	Amendment to Direct Digital Holdings, Inc. 2022 Omnibus Incentive Plan.	DEF 14A	001-41261	November 15, 2024	Annex A
10.27	Waiver and Fourth Amendment to Credit Agreement, dated December 27, 2024, by and among Direct Digital Holdings, Inc., Direct Digital Holdings, LLC, Colossus Media, LLC, Huddled Masses LLC, and Orange142, LLC, as borrowers, and East West Bank, as lender.	8-K	001-41261	January 3, 2025	10.1
10.28	Sixth Amendment and Waiver to Term Loan and Security Agreement, dated December 27, 2024, by and between Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.	8-K	001-41261	January 3, 2025	10.2
10.29	Form of Amended and Restated Employment Agreement applicable to Executive Officers.	8-K	001-41261	May 30, 2025	10.1

		Incorporated by Reference
Exhibit No.	Description	Form	File Number	Date	Exhibit No.	Filed or furnished herewith
10.30	Fifth Amendment to Credit Agreement, dated as of July 17, 2025 but effective as July 7, 2025, by and among Direct Digital Holdings, Inc., Direct Digital Holdings, LLC, Colossus Media, LLC, Huddled Masses LLC, and Orange142, LLC, as borrowers, and East West Bank, as lender.	10-Q	001-41261	August 6, 2025	10.2
10.31	Sixth Amendment to Credit Agreement, dated as of August 5, 2025 but effective as July 31, 2025, by and among Direct Digital Holdings, Inc., Direct Digital Holdings, LLC, Colossus Media, LLC, Huddled Masses LLC, and Orange142, LLC, as borrowers, and East West Bank, as lender.	10-Q	001-41261	August 6, 2025	10.3
10.32	Seventh Amendment to Term Loan and Security Agreement, dated August 8, 2025, by and among Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.	8-K	001-41261	August 11, 2025	10.1
10.33	Letter Agreement, dated August 8, 2025, by and among Direct Digital, LLC, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc. and Lafayette Square Loan Servicing, LLC and Lafayette Square USA, Inc.	8-K	001-41261	August 11, 2025	10.2
10.34	Eighth Amendment to Term Loan and Security Agreement, dated September 8, 2025, by and among Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.	8-K	001-41261	September 12, 2025	10.1
10.35	Ninth Amendment to Term Loan and Security Agreement, dated October 14, 2025, by and among Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.	8-K	001-41261	October 20, 2025	10.1

		Incorporated by Reference
Exhibit No.	Description	Form	File Number	Date	Exhibit No.	Filed or furnished herewith
10.36	Letter Agreement, dated October 14, 2025, by and among Direct Digital, LLC, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc. and Lafayette Square Loan Servicing, LLC and Lafayette Square USA, Inc.	8-K	001-41261	October 20, 2025	10.2
10.37	Amendment No. 1 to Share Purchase Agreement dated October 24, 2025, between Direct Digital Holdings, Inc. and New Circle Principal Investments LLC.	S-1	333-291106	October 27, 2025	10.37
10.38	Amendment to Direct Digital Holdings, Inc. 2022 Omnibus Incentive Plan.	8-K	001-41261	January 6, 2026	10.1
10.39	Tenth Amendment to Term Loan and Security Agreement, dated October 28, 2025, by and among Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.	8-K	001-41261	October 30, 2025	10.2
10.40	Letter Agreement, dated October 28, 2025, by and among Direct Digital, LLC, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc. and Lafayette Square Loan Servicing, LLC and Lafayette Square USA, Inc.	8-K	001-41261	October 30, 2025	10.3
10.41	Eleventh Amendment and Waiver to Term Loan and Security Agreement, dated as of January 27, 2026 and effective as of December 31, 2025, by and among Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.	8-K	001-41261	January 30, 2026	10.1
10.42	Twelfth Amendment and Waiver to Term Loan and Security Agreement, dated as of May 15, 2026, by and among Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.	8-K	001-41261	May 21, 2026	10.1
10.43*	Common Stock Purchase Agreement, dated as of April 28, 2026, by and between Direct Digital Holdings, Inc. and Roth Principal Investments, LLC.	8-K	001-41261	April 28, 2026	10.1

		Incorporated by Reference
Exhibit No.	Description	Form	File Number	Date	Exhibit No.	Filed or furnished herewith
10.44*	Registration Rights Agreement, dated as of April 28, 2026, by and between Direct Digital Holdings, Inc. and Roth Principal Investments, LLC.	8-K	001-41261	April 28, 2026	10.2
10.45	Letter Agreement, dated May 18, 2026, between Direct Digital Holdings, Inc. and Roth Principal Investments, LLC.	8-K	001-41261	May 21, 2026	10.2
21.1	List of Subsidiaries.	10-K	001-41261	October 15, 2024	21.1
23.1	Consent of BDO USA, P.C., independent registered public accounting firm.					X
23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1).	S-1	333-295414	April 29, 2026	23.2
24.1	Power of Attorney (included on signature page).	S-1	333-295414	April 29, 2026	24.1
107	Filing Fee Table.					X
__________________
+Indicates management contract or compensatory plan required to be filed as an Exhibit.
*Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and attachments have been omitted. A copy of any omitted schedule or attachment will be furnished supplementally to the Securities and Exchange Commission upon request. Pursuant to Item 601(a)(6) of Regulation S-K, certain personally identifiable information contained in this document, marked by brackets as [***] has been omitted.
Item 17. Undertakings.
The undersigned registrant hereby undertakes as follows:
(a)
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the undersigned registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Houston, State of Texas, on May 21, 2026.

DIRECT DIGITAL HOLDINGS, INC.

By:	/s/ MARK D. WALKER
Name:	Mark D. Walker
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK D. WALKER	Chief Executive Officer, Chairman and Director	May 21, 2026
Mark D. Walker	(Principal Executive Officer)

*	President and Director	May 21, 2026
Keith Smith

*	Chief Financial Officer	May 21, 2026
Diana P. Diaz	(Principal Financial and Accounting Officer)

*	Director	May 21, 2026
Richard Cohen

*	Director	May 21, 2026
Antoinette R. Leatherberry

*	Director	May 21, 2026
Mistelle Locke

*By:	/s/ MARK D. WALKER
Mark D. Walker

Attorney-in-Fact